                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY


                              AMENDED AND RESTATED

                               AGREEMENT AND PLAN

                               OF RECAPITALIZATION

                           DATED AS OF APRIL 10, 2001

                                      AMONG

                              HALLIBURTON COMPANY,

                            THE SELLER NAMED HEREIN,

                                       AND

                              DEG ACQUISITIONS, LLC

                                     TABLE OF CONTENTS

                                                    ARTICLE I
                                                   DEFINITIONS

Section 1.01.   Definitions...................................................................................2
Section 1.02.   Rules of Construction.........................................................................2

                                                   ARTICLE II
                                                SALE AND PURCHASE

Section 2.01.   Sale and Purchase of Securities...............................................................2
Section 2.02.   Sale and Purchase of BV Companies.............................................................4
Section 2.03.   Cash Consideration............................................................................4
Section 2.04.   The Closings..................................................................................4
Section 2.05.   Pre-Closing Transactions......................................................................5
Section 2.06.   Transactions at the First Closing.............................................................5
Section 2.07.   Transactions at the Second Closing............................................................7
Section 2.08.   Adjustment of the Preliminary Purchase Price..................................................8
Section 2.09.   Procedures for Calculating the Purchase Price Adjustment......................................9
Section 2.10.   Adjustments to Net Equity....................................................................11
Section 2.11.   Allocation of Purchase Price Adjustment......................................................13
Section 2.12.   Amendments to Effect Recapitalization........................................................13
Section 2.13.   Delayed Purchases............................................................................13
Section 2.14.   Joint Ventures...............................................................................14

                                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES REGARDING PARENT AND DRESSER INDUSTRIES

Section 3.01.   Organization and Qualification...............................................................15
Section 3.02.   Authorization of Agreement...................................................................15
Section 3.03.   Approvals....................................................................................16
Section 3.04.   No Violation.................................................................................16
Section 3.05.   No Brokers...................................................................................16
Section 3.06.   Title to Securities..........................................................................17

                                                   ARTICLE IV
                               REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER

Section 4.01.   Organization.................................................................................17
Section 4.02.   Authorization of Agreement...................................................................17
Section 4.03.   Approvals....................................................................................18
Section 4.04.   No Violation.................................................................................18
Section 4.05.   Title to Securities..........................................................................18


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES REGARDING MEMBERS OF THE COMPANY GROUPS

Section 5.01.   Organization; Subsidiaries...................................................................19
Section 5.02.   Organizational Documents; Authorization; No Violation........................................20
Section 5.03.   Capitalization...............................................................................20
Section 5.04.   Title to Properties..........................................................................21
Section 5.05.   Financial Statements.........................................................................22
Section 5.06.   Authorizations...............................................................................23
Section 5.07.   Compliance With Laws; Regulation of Businesses...............................................24
Section 5.08.   Taxes........................................................................................24
Section 5.09.   Principal Contracts..........................................................................26
Section 5.10.   Employees....................................................................................26
Section 5.11.   Environmental Matters........................................................................30
Section 5.12.   Litigation...................................................................................31
Section 5.13.   Material Adverse Changes.....................................................................31
Section 5.14.   Customers and Suppliers......................................................................32
Section 5.15.   Adequacy of Assets...........................................................................32
Section 5.16.   Full Disclosure..............................................................................32
Section 5.17.   Disclaimers..................................................................................32

                                                   ARTICLE VI
                                REPRESENTATIONS AND WARRANTIES REGARDING ACQUIROR

Section 6.01.   Organization and Qualification...............................................................33
Section 6.02.   Authorization of Agreement...................................................................33
Section 6.03.   Approvals....................................................................................34
Section 6.04.   No Violation.................................................................................34
Section 6.05.   Commitment Letters...........................................................................34
Section 6.06.   No Brokers...................................................................................34
Section 6.07.   Transitory Merger Sub........................................................................34

                                                   ARTICLE VII
                                 REPRESENTATIONS AND WARRANTIES REGARDING BUYERS

Section 7.01.   Organization.................................................................................35
Section 7.02.   Authorization of Agreement...................................................................35
Section 7.03.   Approvals....................................................................................35
Section 7.04.   No Violation.................................................................................35
Section 7.05.   Investment in Securities.....................................................................36


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                                  ARTICLE VIII
                                             COVENANTS OF THE PARENT

Section 8.01.   Affirmative Covenants Regarding Operation of the Businesses..................................36
Section 8.02.   Negative Covenants Regarding the Operation of the Businesses.................................37
Section 8.03.   Access to Information........................................................................41
Section 8.04.   Insurance Benefits...........................................................................41
Section 8.05.   Compliance with Competition Laws Applicable to Designated Regulatory Assets..................42
Section 8.06.   Covenant Not to Compete......................................................................44
Section 8.07.   Nonsolicitation..............................................................................45
Section 8.08.   Accountants' Opinion and Consents............................................................46
Section 8.09.   Financing....................................................................................46
Section 8.10.   Financial Statements.........................................................................48
Section 8.11.   Assignments..................................................................................48
Section 8.12.   Release of Liens.............................................................................48
Section 8.13.   Environmental Schedules......................................................................48
Section 8.14.   Use of Dresser Name..........................................................................48

                                                   ARTICLE IX
                                            COVENANTS OF THE ACQUIROR

Section 9.01.   Confidentiality Agreement....................................................................49
Section 9.02.   Corporate Name...............................................................................49
Section 9.03.   Surety Arrangements..........................................................................49
Section 9.04.   Dresser Valve Division Contracts.............................................................49

                                                    ARTICLE X
                                                MUTUAL COVENANTS

Section 10.01.  Cooperation..................................................................................50
Section 10.02.  Ancillary Agreements.........................................................................52
Section 10.03.  Public Announcements.........................................................................53
Section 10.04.  Transfer Taxes...............................................................................53
Section 10.05.  Expenses.....................................................................................53
Section 10.06.  Tax Matters..................................................................................53
Section 10.07.  Offers to Employees..........................................................................56
Section 10.08.  Related Party Contracts......................................................................57
Section 10.09.  Litigation Support...........................................................................57
Section 10.10.  Post-Closing Matters.........................................................................58

                                                   ARTICLE XI
                                           CONDITIONS TO FIRST CLOSING

Section 11.01.  Conditions to Obligations of Each Party Under This Agreement.................................59


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

Section 11.02.  Additional Conditions to the Parent's Obligations............................................60
Section 11.03.  Additional Conditions to the Acquiror's Obligations..........................................61

                                                   ARTICLE XII
                                                 INDEMNIFICATION

Section 12.01.  Survival of Representations, Warranties, Covenants and Agreements............................63
Section 12.02.  General Indemnification by the Parent........................................................64
Section 12.03.  General Indemnification by the Acquiror......................................................68
Section 12.04.  Procedures...................................................................................69
Section 12.05.  Special Environmental Indemnification Provisions.............................................72
Section 12.06.  Punitive Damages.............................................................................75
Section 12.07.  Failure of Acquiror to Close.................................................................75
Section 12.08.  No Right of Contribution.....................................................................75
Section 12.09.  Specific Performance.........................................................................75
Section 12.10.  Sole Remedy..................................................................................75

                                                  ARTICLE XIII
                                        TERMINATION, AMENDMENT AND WAIVER

Section 13.01.  Termination..................................................................................76
Section 13.02.  Effect of Termination........................................................................77
Section 13.03.  Amendment....................................................................................77
Section 13.04.  Waiver.......................................................................................77

                                                   ARTICLE XIV
                                                  MISCELLANEOUS

Section 14.01.  Notices......................................................................................77
Section 14.02.  Headings.....................................................................................79
Section 14.03.  Severability.................................................................................79
Section 14.04.  Entire Agreement.............................................................................79
Section 14.05.  Assignment...................................................................................80
Section 14.06.  Successors; Parties in Interest..............................................................80
Section 14.07.  Failure or Indulgence Not Waiver; Remedies Cumulative........................................80
Section 14.08.  Disclosure Letters...........................................................................80
Section 14.09.  Governing Law................................................................................80
Section 14.10.  Arbitration..................................................................................80
Section 14.11.  Confidentiality Agreements...................................................................81
Section 14.12.  Counterparts.................................................................................81


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

ANNEXES

         Annex A         --       Definitions.
         Annex B         --       Reorganization (Components and Procedure).
         Annex C         --       List of the Seller, Buyers and BV Companies and BV Allocable Purchase Price.
         Annex D         --       Allocation Procedures for Purchase Price Adjustment.

APPENDICES

         Appendix I      --       Form of Merger Agreement.
         Appendix II     --       Forms of Releases of Intercompany Indebtedness.
         Appendix III    --       Forms of Releases of Claims.
         Appendix IV     --       Form of Assignment of Name.
         Appendix V      --       Form of Highway 6 Lease Agreement.
         Appendix VI     --       Form of Employee Benefits Agreement.
         Appendix VII    --       Form of Transition Services Agreement.
         Appendix VIII   --       Form of Stockholders' Agreement.
         Appendix IX     --       Form of Category 2A Purchase and Sale Agreement.
         Appendix X      --       Form of Opinion of Acquiror's Counsel.
         Appendix XI     --       Form of Opinion of Parent's Counsel.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                                                  EXECUTION COPY

           AMENDED AND RESTATED AGREEMENT AND PLAN OF RECAPITALIZATION

         This AMENDED AND RESTATED AGREEMENT AND PLAN OF RECAPITALIZATION (this "Agreement") dated as of April 10, 2001, is by and among Halliburton Company, a Delaware corporation (the "Parent"), Dresser B.V., a Netherlands company and a wholly owned indirect Subsidiary of the Parent (the "Seller") and DEG Acquisitions, LLC, a Delaware limited liability company (the "Acquiror"). This Agreement amends and restates in its entirety that certain Agreement and Plan of Recapitalization dated as of January 30, 2001 by and among the Parent, the Seller and the Acquiror, as amended by Amendatory Agreement No. 1 thereto, dated March 2001, and Amendatory Agreement No. 2 thereto, dated March 2001. References in this Agreement to the "date of this Agreement," or "the date hereof" shall refer to January 30, 2001.

                                    RECITALS:

         The Parent has determined to redeploy a significant portion of its assets. Accordingly, the Parent desires to sell, and the Acquiror has determined to purchase, certain interests in the Parent's businesses relating to, among other things, the design, manufacturing and marketing of engineered measurement, flow control and power systems for customers primarily in the energy industry.

         In order to accomplish this transaction, the Parent will, in consultation with the Acquiror and in the manner set forth herein, prior to the First Closing effect the Reorganization described in Annex B of the various legal entities that comprise the Dresser Equipment Group.

         After giving effect to the Reorganization, (a) the Parent desires to cause Dresser Industries and DEGI to engage, and the Acquiror desires to engage, and to cause Transitory Merger Sub to engage, in the transactions contemplated by Article II herein at the First Closing and (b) immediately following the First Closing, the Parent desires to cause the Seller to engage, and the Acquiror desires to cause the Buyers to engage, in the transactions contemplated by Article II herein at the Second Closing.

         On March 28, 2001, DEGI changed its legal name from "Dresser Equipment Group, Inc." to "Dresser, Inc." References in this Agreement (including the exhibits, annexes and schedules hereto) to "Dresser Equipment Group, Inc." shall mean Dresser, Inc.

         NOW, THEREFORE, the parties hereto, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. Capitalized and other terms used in this Agreement are defined in Annex A attached hereto and are used herein with the meanings ascribed to them therein.

         Section 1.02. Rules of Construction.

         (a)      Unless the context otherwise requires, as used in this
                  Agreement: (i) a term defined in Annex A has the meaning ascribed to it in Annex A; (ii) an accounting term not defined herein has the meaning ascribed to it in accordance with U.S. GAAP; (iii) "or" is not exclusive; (iv) "including" means "including without limitation;" (v) words in the singular include the plural and vice versa; (vi) words applicable to one gender shall be construed to apply to each gender; (vii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement, including the Annexes and Appendices hereto; (viii) the terms "Article," "Section," "Annex" and "Appendix" shall refer to the specified Article, Section, Annex or Appendix of or to this Agreement; (ix) the term "Schedule" shall refer to the appropriate Schedule to the Parent's Disclosure Letter or the Acquiror's Disclosure Letter; and (x) the phrases "pursuant to," "as described in" and "subject to the terms of," when used with reference to a particular Section of this Agreement, or words of similar import, shall refer to such Section and to any Schedule of the Parent's Disclosure Letter or the Acquiror's Disclosure Letter referenced therein.

         (b) A reference to any Person includes such Person's successors and permitted assigns.

         (c) Any reference to "days" shall mean calendar days unless "Business Days" (as defined in Annex A) are expressly specified.

         (d) Each Annex and Appendix identified in this Agreement is incorporated herein by reference and made a part hereof for all purposes.

         (e) The Parent and the Acquiror, each represented by legal counsel, have each participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation should arise, this Agreement shall be construed as if drafted jointly by such parties and no presumption or burden of proof shall arise favoring or burdening any party hereto by virtue of the authorship of any of the provisions of this Agreement.

                                   ARTICLE II

                                SALE AND PURCHASE

         Section 2.01. Sale and Purchase of Securities. On the terms and subject to the conditions contained in this Agreement, the Parent agrees to cause DEGI and Dresser Industries to engage at the First Closing in the following transactions, and the Acquiror agrees to engage and to cause the Transitory Merger Sub to engage at the First Closing in the following transactions:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                  (a) The Acquiror shall purchase from Transitory Merger Sub, upon original issue, common stock of Transitory Merger Sub for cash in an amount in U.S. Dollars (which the Acquiror estimates will be approximately $400,000,000) equal to at least the Purchase Price, plus fees and expenses incurred by the Acquiror in connection with the transactions contemplated hereby (other than fees or discounts related to the Loan) less the Loan (the "Investment");

                  (b) DEGI shall borrow an amount in cash in U.S. Dollars equal to at least $970,000,000 (nine hundred seventy million dollars) (the net proceeds to DEGI pursuant to this clause (b), being the "Loan"), comprised of
                           (i) borrowings from a syndicate of Lenders on Terms contemplated by the Commitment Letter Term Sheet attached to the Bank Commitment Letter and (ii) the proceeds from the issuance of senior subordinated notes in a private placement of such notes or borrowings from a syndicate of Lenders on the Terms contemplated by the Commitment Letter Term Sheet attached to the Bridge Commitment Letter; and

                  (c) The Acquiror and the Parent shall cause the merger (the "Merger") of Transitory Merger Sub with and into DEGI, which shall be the corporation surviving the Merger, to be effected through execution and delivery of the Merger Agreement and the filing thereof with the Secretary of State of Delaware, pursuant to which:

                           (i) All the issued and outstanding capital stock of Transitory Merger Sub shall be converted into an aggregate number of shares of common stock of DEGI ("DEGI Common Stock") equal to
                                    (i) the total number of shares of DEGI
                                    Common Stock outstanding immediately prior to the Merger multiplied by (ii) 0.949;

                           (ii) subject to the provisions of clause (iii) of this subsection (c), the number of shares of DEGI Common Stock owned by Dresser Industries equal to (i) the total number of shares of DEGI Common Stock outstanding immediately prior to the Merger multiplied by (ii) 0.949 shall be converted into the right to receive cash in an aggregate amount equal to (A) the DEGI Group Preliminary Purchase Price Percentage times the Preliminary Purchase Price as adjusted by
                                    (B) a portion of the Purchase Price
                                    Adjustment determined in accordance with the Allocation Procedures (the "Merger Consideration") (with the balance of the shares of DEGI Common Stock owned by Dresser Industries to remain outstanding); and

                           (iii) if any Management Shares are outstanding at the effective date of the Merger, then (A) the number of shares of DEGI Common Stock converted into the right to receive cash pursuant to clause (ii) of this subsection
                                    (c) shall be increased by a number equal to the number of


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                    Management Shares and (B) the consideration payable to Dresser Industries in connection with the Merger shall be increased by the amount of the cash consideration received by DEGI against the issuance of such Management Shares.

                  (d) Any Management Shares issued by DEGI prior to the First Closing shall be sold to management employees at a price per share not less than an amount equal to the Merger Consideration plus the BV Consideration divided by the number of shares of DEGI Common Stock to be converted by Dresser Industries in the Merger as determined pursuant to clause (ii) of subsection 2.01(c) before giving effect to clause (iii) of subsection 2.01(c).

         Section 2.02. Sale and Purchase of BV Companies. On the terms and subject to the conditions contained in this Agreement, the Parent agrees to cause the Seller to engage at the Second Closing in the following transactions, and the Acquiror agrees to cause each of the Buyers to engage at the Second Closing in the following transactions: The Seller shall assign to the appropriate Buyer as indicated on Annex C hereto, and such Buyer shall accept, the Equity Securities of the BV Company whose name is set forth next to the name of such Buyer on Annex C hereto. In consideration for such assignments, the Buyers shall pay to the Seller cash in U.S. Dollars in an aggregate amount equal to (a) the BV Preliminary Purchase Price Percentage times the Preliminary Purchase Price as adjusted by (b) a portion of the Purchase Price Adjustment determined in accordance with the Allocation Procedures (the "BV Consideration").

         Section 2.03. Cash Consideration.

         (a) The aggregate cash consideration to be paid to Dresser Industries and the Seller for engaging in the transactions contemplated by Sections 2.01 and 2.02 herein shall consist of the Purchase Price. The "Purchase Price" shall be equal to the Preliminary Purchase Price as adjusted by the Purchase Price Adjustment in accordance with Sections 2.08 and 2.09.

         (b) The parties hereto have agreed that the "Preliminary Purchase Price" shall be equal to (i) U.S. $1,309,111,797 (one billion three hundred nine million one hundred eleven thousand seven hundred ninety-seven dollars) less (ii) the amount which, when taken together with the aggregate consideration paid to acquire the Management Shares, equals 5.1% of the Equity of DEGI.

         Section 2.04. The Closings.

         (a) The transactions contemplated by Section 2.01 shall be consummated (the "First Closing") on the date and at the time and place determined pursuant to this subsection (a). The First Closing shall be held at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 on the Closing Date. The "Closing Date" shall be the fifteenth (15th) Business Day following the date on which the Closing Conditions (other than conditions that can be satisfied only by delivery of


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  certificates or other documents at the Closings and where such delivery is in the control of a party hereto) have been fulfilled or waived. If such date is not a Business Day, then the Closing Date shall be the next succeeding Business Day.

         (b) Upon fulfillment or waiver of the Closing Conditions to which reference is made in subsection (a) of this Section, either the Parent or the Acquiror may give the other notice thereof (the "Closing Notice") and the date of receipt of such Closing Notice determined in accordance with Section 14.01 shall be the first Business Day of the time periods therein referenced.

         (c) Immediately following the First Closing, the transactions contemplated by Section 2.02 shall be consummated (the "Second Closing"). The Second Closing shall be held at the same location as the First Closing. The consummation of the Second Closing shall be a condition subsequent to the consummation of the First Closing, such that if the Second Closing shall not occur immediately following the First Closing either the Parent or the Acquiror shall be entitled to cause the rescission of the transactions consummated at the First Closing.

         Section 2.05. Pre-Closing Transactions.

         (a) Prior to the First Closing, the Parent shall effect the Reorganization described in Annex B. The Parent and the Acquiror shall cooperate with each other with respect to the implementation of the Reorganization described in Annex B, including actions involving filings with Governmental Authorities, the execution of agreements, transfer documents and similar instruments and the issuance of securities. If the Parent and the Acquiror consent in writing to any action that is inconsistent with the transactions described on Annex B hereto, then Annex B shall, automatically and without further action by the parties hereto, be deemed to have been amended to the extent necessary to permit such action.

         (b) The Parent shall prior to the First Closing cause the outstanding DEGI Common Stock to be subdivided pursuant to a stock split on a basis that is mutually satisfactory to the Acquiror and the Parent.

         (c) In any case in which the Reorganization, as the Reorganization may be amended as provided in subsection (a) of this Section
                  2.05 prior to the First Closing, requires that a member of a Company Group be "formed" or otherwise implies that it must be organized de novo, the parties hereto acknowledge that counsel to, or other representatives of, the Parent or the Acquiror may, in lieu of a legal entity organized de novo, use a previously formed legal entity "off the shelf" for such purpose ( herein called a "Shelf Entity").

         Section 2.06. Transactions at the First Closing. Subject to the terms and conditions of this Agreement, the Parent shall at the First Closing cause DEGI to do and perform the following actions


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
and to deliver the following documents, and the Acquiror shall do and perform the following actions and deliver the following documents. At the First Closing, the following events shall occur, each event being (i) conditioned on the occurrence or waiver of each other event and (ii) deemed to occur simultaneously with each other event:

         (a)      Financial Transactions:

                  (i) The Acquiror shall purchase from the Transitory Merger Sub upon original issue shares of common stock for cash in the amount of the Investment;

                  (ii) DEGI shall execute and deliver the Loan Documents against the funding of the full amount of the Loan to DEGI by wire transfer of immediately available funds to the wire transfer address of DEGI provided in written instructions to the Acquiror not less than three (3) Business Days prior to the Closing Date; and

                  (iii) the Parent and the Acquiror shall cause the Merger to be effected in accordance with subsection (c) of
                           Section 2.01; provided, however, that the amount of cash to be paid to Dresser Industries pursuant to the Merger at the time of the First Closing (subject to adjustment pursuant to Sections 2.08 and 2.09) shall be an aggregate amount equal to the DEGI Group Preliminary Purchase Price Percentage times the Estimated Purchase Price. The consideration to be received by Dresser Industries pursuant to the Merger shall be paid to Dresser Industries by wire transfer of immediately available funds to the wire transfer address of Dresser Industries provided in written instructions by the Acquiror not less than three (3) Business Days prior to the Closing Date.

         (b) Ancillary Agreements. The parties to each Ancillary Agreement shall execute and deliver such Ancillary Agreement.

         (c) Intercompany Indebtedness. Any Intercompany Indebtedness owed at the Closing Date by any member of the Parent Group to any member of the DEGI Group or by any member of the DEGI Group to any member of the Parent Group shall be discharged, whether, at the election of the Parent (provided, that the Parent shall cooperate with the Acquiror to structure such discharge in the manner that is most tax-efficient to all the parties), by payment by the obligor or by release and forgiveness by the obligee pursuant to a written release, in form and substance substantially similar to the form thereof attached hereto as Appendix II, executed and delivered at the First Closing. The Intercompany Indebtedness has not been reflected in the Initial Balance Sheet, and will not be reflected in the Estimated or Closing Balance Sheet, as an asset or liability and, consequently, shall have no effect on the calculation of the Purchase Price Adjustment hereunder.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         (d) The Parent shall at the First Closing execute, where appropriate, and deliver to the Acquiror the following documents:

                  (i) A release, in form and substance substantially similar to the form thereof attached hereto as Appendix III, by the Parent on behalf of itself and the Parent Group of all claims that they may have against any member of the DEGI Group with respect to the operation or conduct of the Businesses prior to the Closing Date;

                  (ii) A certificate in the form required by Treasury Regulation Section 1.1445-2; and

                  (iii) such other documents and instruments as shall evidence fulfillment or waiver of the Closing Conditions.

         (e) The Acquiror shall at the First Closing execute, where appropriate, and deliver to the Parent such documents and instruments as shall evidence fulfillment or waiver of the Closing Conditions.

         Section 2.07. Transactions at the Second Closing. Subject to the terms of this Agreement and to the condition that the First Closing shall have been effected, the Parent shall cause the Seller at the Second Closing to do and perform the following actions and to deliver the following documents, and the Acquiror shall do and perform the following actions and cause the Buyers at the Second Closing to do and perform the following actions and to deliver the following documents. At the Second Closing, the following events shall occur, each event being (i) conditioned on the occurrence or waiver of each other event and (ii) deemed, except as otherwise provided in subsection (b) of this Section, to occur simultaneously with each other event:

         (a) The Parent shall cause the Seller to deliver, in the sequence provided on Annex C, to the appropriate Buyer the certificate or certificates evidencing the Equity Securities of the BV Companies to be sold by it at the Second Closing in accordance with Annex C, which certificates shall be duly endorsed for transfer or accompanied by duly executed stock transfer powers or other appropriate instruments of assignment and transfer in favor of the Buyer;

         (b) The Acquiror shall cause the Buyers to deliver or cause to be delivered to the Seller cash in the amount of the BV Preliminary Purchase Price Percentage times the Estimated Purchase Price. Such amount shall be paid in United States Dollars by wire transfer of immediately available funds to the wire transfer address of the Seller provided in written instructions by the Seller not less than three (3) Business Days prior to the Closing Date.

         (c) Any Intercompany Indebtedness owed at the Closing Date by any member of the Parent Group to any member of the BV Group or by any member of the BV Group


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  to any member of the Parent Group shall be discharged, whether, at the election of the Parent (provided, that the Parent shall cooperate with the Acquiror to structure such discharge in the manner that is most tax-efficient to all the parties), by payment by the obligor or by release and forgiveness by the obligee pursuant to a written release, in form and substance substantially similar to the form thereof attached hereto as Appendix II, executed and delivered at the Second Closing. The Intercompany Indebtedness has not been reflected in the Initial Balance Sheet, and will not be reflected in the Estimated or Closing Balance Sheet, as an asset or liability and, consequently, shall have no effect on the calculation of the Purchase Price Adjustment hereunder.

         (d) The Parent shall at the Second Closing execute, where appropriate, and deliver to the Acquiror, a release, in form and substance substantially similar to the form thereof attached hereto as Appendix III, by the Parent on behalf of itself and the Parent Group of all claims that they may have against any member of the BV Group with respect to the operation or conduct of the Businesses prior to the Closing Date.

         Section 2.08. Adjustment of the Preliminary Purchase Price.

         (a) By no later than five (5) Business Days after the delivery of a Closing Notice, the Parent shall deliver to the Acquiror on a consolidated basis, (i) the balance sheet of the Businesses as of December 31, 2000 and the related statement of results of operations for the twelve months then ended (the "Year-End Financial Statements") and (ii) the balance sheet (the "Estimated Balance Sheet") as of the close of business on the last day of the most recently completed calendar month for which internal management financial statements are available (the "Estimated Balance Sheet Date") and the related statement of results of operations of the Businesses for the period beginning on January 1, 2001 and ending on the Estimated Balance Sheet Date (together with the Estimated Balance Sheet, the "Estimated Financial Statements"). The Year End Financial Statements and the Estimated Financial Statements shall be prepared in accordance with U.S. GAAP applied consistently with the Initial Financial Statements. The Year End Financial Statements shall present fairly the financial position and the results of operations of the Businesses as of the date and for the period then ended and the Estimated Financial Statements shall, to the extent reasonably practicable in light of the purpose for which they were prepared and the time parameter provided in this subsection, present fairly the financial position and results of operations of the Businesses as of the date and for the period then ended.

         (b) The "Estimated Purchase Price" shall mean the Preliminary Purchase Price adjusted by the Estimated Purchase Price Adjustment. The Preliminary Purchase Price shall be increased by a positive Estimated Purchase Price Adjustment and decreased by a negative Estimated Purchase Price Adjustment.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         (c) The "Estimated Purchase Price Adjustment" shall be an amount equal to the increase (positive) or decrease (negative) in the Net Equity as of the Initial Balance Sheet Date to the Estimated Balance Sheet Date, determined, in accordance with
                  Section 2.10, by comparing the amount of Net Equity as of the Initial Balance Sheet Date with the amount of Net Equity as of the Estimated Balance Sheet Date; provided, however, that, if the amount of such Estimated Purchase Price Adjustment is less than U.S. $10,000,000 (ten million dollars), whether positive or negative, the Estimated Purchase Price Adjustment shall be deemed to be $0.

         (d) For purposes of the determination of the Estimated Purchase Price Adjustment and the Purchase Price Adjustment, Intercompany Indebtedness shall be classified and reflected in each of the Initial Balance Sheet, the Estimated Balance Sheet and the Closing Balance Sheet neither as an asset nor a liability.

         Section 2.09. Procedures for Calculating the Purchase Price Adjustment.

         (a) Following the end of the calendar month in which the First Closing shall occur, the Acquiror shall cause to be prepared and delivered to the Parent, no later than ninety (90) days following the end of such month, on a consolidated basis, the Closing Financial Statements, prepared in accordance with U.S. GAAP applied consistently with the Initial Financial Statements which shall be certified by Arthur Andersen LLP as presenting fairly the financial position of the Businesses as of the Closing Date. Thereafter, the Acquiror shall promptly provide to the Parent such supporting work papers or other supporting information as may be reasonably requested by the Parent, including access to the work papers of Arthur Andersen LLP prepared in connection with the audit of the Initial Financial Statements and the audit of the Closing Financial Statements. To the extent that the judgment of management of the Businesses is relied upon for any estimate used to prepare the Closing Balance Sheet as required or permitted by U.S. GAAP, such judgment shall not differ in any material respect from the judgment relied upon for the same or any similar estimate used to prepare the Initial Financial Statements unless there has been a material change since the date of the Initial Financial Statements in the facts upon which such judgment is based.

         (b) If the Parent shall have any objections to the Closing Balance Sheet, the Parent shall within twenty (20) Business Days following receipt of the Closing Balance Sheet so notify the Acquiror, stating in reasonable detail the basis for any such objections; provided, however, that the only bases for objection shall be (i) non-compliance with the standards set forth in subsection (a) of this Section for the preparation of the Closing Balance Sheet and (ii) computational errors. If the Parent fails to notify the Acquiror of any such objections in writing within such twenty (20) Business Day period, the Parent shall be deemed to have concurred with the Closing Balance Sheet. Otherwise, following any such notification, the Acquiror and the Parent shall endeavor in good faith for a period not to exceed twenty (20) Business Days to


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  resolve their differences (the "Differences"). If the parties are unable to resolve all their Differences and have not agreed in writing to extend the resolution period, either the Parent or the Acquiror shall, if the aggregate amount of the unresolved Differences does not exceed U.S. $10 million, be entitled for a period of twenty (20) additional Business Days to request the Accounting Firm to resolve the unresolved Differences or, if the aggregate amount of the unresolved Differences exceeds $10 million, to apply for arbitration pursuant to the provisions of Section 14.10. If the parties are unable to resolve all their Differences but neither party shall apply to the Accounting Firm or for arbitration for resolution of the remaining Differences, the determinations set forth in the Closing Balance Sheet, as adjusted for those Differences that the parties were able to resolve, shall be deemed to be dispositive.

         (c) If either party shall request the Accounting Firm to resolve the unresolved Differences, both parties shall cooperate with the Accounting Firm and its representatives by providing access to all relevant Books and Records and access at reasonable times to personnel having relevant information. The Accounting Firm shall be requested to use all reasonable efforts to resolve such Differences in favor of the Parent in their entirety or in favor of the Acquiror in their entirety within twenty (20) Business Days after the matter is referred to it on the basis of the standards set forth in subsection
                  (a) of this Section or as soon thereafter as possible. Upon completion of its task, the Accounting Firm shall notify each party of its determination of the matters subject to the Differences, which determination shall be conclusive. The fees and expenses of the Accounting Firm shall be borne 50% by the Parent and 50% by the Acquiror.

         (d) If either party shall apply for arbitration to resolve the unresolved Differences, or if the Accounting Firm is unable to resolve the Differences, both parties shall cooperate with the arbitration tribunal and its representatives by providing access to all relevant Books and Records and access at reasonable times to personnel having relevant information. The arbitration tribunal shall be requested to use all reasonable efforts to resolve such Differences in favor of the Parent in their entirety or in favor of the Acquiror in their entirety within twenty (20) Business Days after the matter is referred to it on the basis of the standards set forth in subsection
                  (a) of this Section or as soon thereafter as possible. The determination of the arbitration tribunal with respect to the Differences shall be conclusive. Unless differently awarded by the arbitration tribunal, the fees and expenses of arbitration shall be borne 50% by the Parent and 50% by the Acquiror.

         (e) The "Purchase Price Adjustment" shall mean an amount equal to the increase (positive) or decrease (negative) in the Net Equity of the Businesses from the Initial Balance Sheet Date to the Closing Date in accordance with Section 2.10, determined by comparing the amount of Net Equity as of the Initial Balance Sheet Date with the amount of Net Equity as of the Closing Date (based on the Closing Balance Sheet as finally determined pursuant to subsections (a) through (d) of this Section).


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         (f) The result obtained by subtracting the Estimated Purchase Price Adjustment from the Purchase Price Adjustment is referred to as the "Post-Closing Payment Amount." The Post-Closing Payment Amount shall be paid by the Acquiror to the Parent if it is positive or by the Parent to the Acquiror if it is negative, in cash in United States Dollars, by wire transfer of immediately available funds to the wire transfer address of the Acquiror provided in written instructions to the Parent or to the wire transfer address of the Parent provided in written instructions to the Acquiror, as appropriate, on the third (3rd) Business Day following the date on which the procedures in this Section 2.09 have been completed. The Post-Closing Payment Amount shall bear simple interest at the lowest interest rate applicable under the revolving credit agreement referred to in the Commitment Letter Term Sheets from the Closing Date to the date of such payment, inclusive.

         (g) If, notwithstanding the representations and warranties set forth in subsection (a) of Section 5.05 herein, it shall be determined that the Initial Financial Statements were not in fact prepared in accordance with U.S. GAAP, the Closing Financial Statements prepared pursuant to subsection (a) of
                  Section 2.09 need not be prepared consistently with the Initial Financial Statements to the extent and only to the extent that such Initial Financial Statements were not prepared in accordance with U.S. GAAP. If the Closing Financial Statements are not prepared consistently with the Initial Financial Statements pursuant to this subsection (g) of Section 2.09 and such inconsistency results in a decrease in the amount of the Purchase Price Adjustment, any indemnification to be paid by the Parent to the Acquiror with respect to any such breach of the representations and warranties in Section 5.05 that caused the Purchase Price Adjustment shall be reduced by the amount of such decrease.

         Section 2.10. Adjustments to Net Equity. In determining the Estimated Purchase Price Adjustment and the Purchase Price Adjustment pursuant to Sections
2.08 and 2.09, the Net Equity reflected in the Initial Balance Sheet, the Estimated Balance Sheet and the Closing Balance Sheet shall be adjusted as follows:

         (a) Solely for the purpose of determining Net Equity in calculating the Estimated Purchase Price Adjustment and the Purchase Price Adjustment, the Net Equity reflected in each of such Balance Sheets shall be adjusted to exclude the following assets and liabilities in order that these assets and liabilities shall have no effect on the Estimated Purchase Price Adjustment or the Purchase Price Adjustment: (i) The Highway 6 Real Property; (ii) the accumulated projected benefit obligation for the postretirement medical and life benefits; (iii) assets transferred in excess of liabilities assumed of the DICON defined benefit retirement plan (Plan No.
                  164); (iv) reserves for uninsured litigation; and (v) the self-insurance reserves for workers' compensation, general liability, product liability and automobile liability. For the purpose of clarity of identification of the foregoing items, the amounts reflected on, or missing from, the Initial Balance Sheet for each of the above listed items is as follows: (A) Real Property subject to the Highway 6 Deed: $12.4 million,
                  (B) the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  accumulated projected benefit obligation for the post-retirement medical and life benefits: $128.3 million, (C) assets transferred in excess of liabilities assumed of the DICON defined benefit retirement plan (Plan No. 164): $9.0 million, (D) reserves for uninsured litigation: $10 million, and (E) the self-insurance reserves, including case reserves and IBNR, for workers' compensation, general liability, product liability and automobile liability: $21.7 million.

         (b) The Initial Balance Sheet includes an asset in the amount of $14,708,000 (fourteen million seven hundred and eight thousand dollars) representing the assets in excess of liabilities of the Dresser Canada Retirement Income Plan. This $14,708,000 asset is not an asset of a member of a Company Group and should not have been included in the Initial Financial Statements. In computing Net Equity at the Initial Balance Sheet Date, the Net Equity shall be reduced by $14,708,000, but this reduction shall not be made to the Net Equity to be determined as of either the Estimated Balance Sheet Date or the Closing Balance Sheet Date. The Parent shall not be entitled to make further adjustments to Net Equity reflected in the Initial Balance Sheet (other than those adjustments identified in this Agreement) after the date hereof. If it is determined by the Acquiror during the period from the date hereof to the date on which the Closing Balance Sheet is delivered to the Parent that any liabilities reflected in the Initial Balance Sheet are not liabilities of a member of a Company Group or that any assets of a member of a Company Group are not reflected in the Initial Balance Sheet, then the Net Equity determined by reference to the Initial Balance Sheet shall be increased to exclude such liabilities or to include such assets up to $14,780,000 in order that they shall have no effect on the Estimated Purchase Price Adjustment or the Purchase Price Adjustment.

         (c) No adjustments will be recorded in the Estimated Balance Sheet or the Closing Balance Sheet related to the allocation of the purchase price in connection with the acquisition of NIMCO.

         (d) Solely for the purpose of determining Net Equity in calculating the Estimated Purchase Price Adjustment and the Purchase Price Adjustment, cash and cash equivalents (net of the aggregate amount of (i) outstanding checks and overdrafts drawn on bank accounts of all members of the Company Groups and (ii) any notes payable by any member of either Company Group) ("Net Cash") shall be deemed to be $11.5 million on the Initial Balance Sheet notwithstanding the $23 million in Net Cash actually reflected in the Initial Balance Sheet. No adjustment shall be made to the actual Net Cash on the Estimated Balance Sheet or Closing Balance Sheet.

         (e) To the extent that Net Cash reflected in the Estimated Balance Sheet or Closing Balance Sheet exceeds $11.5 million in compliance with Section 11.03 (f), such excess will contribute positively to any Purchase Price Adjustment calculation to the benefit of the Parent.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         No other adjustments will be made to the Net Equity reflected in each of the Initial Balance Sheet, the Estimated Balance Sheet or the Closing Balance Sheet for the purpose of computing the Estimated Purchase Price Adjustments or the Purchase Price Adjustment. Accordingly, any changes in the amounts of other assets or liabilities reflected in the Estimated Balance Sheet or the Closing Balance Sheet as compared with the Initial Balance Sheet will have an effect on the Estimated Purchase Price Adjustment or the Purchase Price Adjustment or both.

         Section 2.11. Allocation of Purchase Price Adjustment. The Purchase Price Adjustment shall be allocated among Dresser Industries and the Seller in accordance with the Allocation Procedures of Annex D. Dresser Industries and the Seller shall be deemed to hold that portion of the Purchase Price Adjustment that it has theretofore received in constructive trust pending allocation of the entire Purchase Price Adjustment in accordance with such Allocation Procedures. Upon completion of the allocation, Dresser Industries and the Seller shall make such payments of cash in U.S. Dollars as shall be necessary to give effect to the allocation and the Parent shall, promptly after completion of the allocation, provide to the Acquiror a copy of the allocation, together with evidence, reasonably satisfactory to the Acquiror, of such payments.

         Section 2.12. Amendments to Effect Recapitalization. The parties acknowledge that certain amendments to the structure of the transactions contemplated hereby may be necessary in order to record such transactions as a Recapitalization for financial reporting purposes, as well as amendments to provide for the adjustment of the Purchase Price to account for the retention of equity by the Parent and the rollover of management equity, and the parties shall cooperate in good faith to effect such amendments.

         Section 2.13. Delayed Purchases. Notwithstanding any provisions to the contrary herein,

         (a) If at the time of the First Closing any of the Category 2A Requirements applicable to the First Closing shall not have been satisfied, the Acquiror may elect, in its sole discretion, to delay the purchase of the Equity Securities of the DEGI Group member located in such jurisdiction in which such Category 2A Requirements shall not have been satisfied until such time as such requirements have been satisfied; provided that the Acquiror shall have given written notice to the Parent of such election no later than ten (10) Business Days prior to the Closing Date. In such event, (i) prior to the First Closing, the Parent shall (A), if the assets subject to delayed purchase have not theretofore been transferred to the DEGI Group, cause a Retained Subsidiary to retain such assets or, if the assets subject to delayed purchase have theretofore been transferred to the DEGI Group, cause the appropriate member of the DEGI Group to transfer such Equity Securities to a member of the Parent Group; (ii) the Preliminary Purchase Price and the Merger Consideration shall be reduced by the dollar amount allocated to such Equity Securities on Schedule 2.13 to the Parent's Disclosure Letter;
                  (iii) for any determination of Net Equity, the transfer of such Equity Securities pursuant to this subsection (a) shall be disregarded; and (iv) at the First Closing, the Acquiror shall execute and deliver to the Parent a Purchase and Sale Agreement, in form and substance substantially similar to the form thereof attached hereto as Appendix IX.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         (b) If at the time of the Second Closing any of the Category 2A Requirements applicable to the Second Closing shall not have been satisfied, the Acquiror may elect, in its sole discretion, to delay the purchase of the Equity Securities of the BV Group member located in such jurisdiction in which such Category 2A Requirements shall not have been satisfied until such time as such requirements have been satisfied; provided that the Acquiror shall have given written notice to the Parent of such election no later than ten (10) Business Days prior to the Closing Date. In such event, (i) prior to the Second Closing, the Parent shall (A), if the assets subject to delayed purchase have not theretofore been transferred to the BV Group, cause a Retained Subsidiary to retain such assets or, if the assets subject to delayed purchase have theretofore been transferred to the BV Group, cause the appropriate member of the BV Group to transfer such Equity Securities to a member of the Parent Group; (ii) the Preliminary Purchase Price and the BV Consideration shall be reduced by the dollar amount allocated to such Equity Securities on Schedule 2.13 to the Parent's Disclosure Letter; (iii) for any determination of Net Equity, the transfer of such Equity Securities pursuant to this subsection (b) shall be disregarded; and (iv) at the Second Closing, the Acquiror shall execute and deliver to the Parent a Purchase and Sale Agreement, in form and substance substantially similar to the form thereof attached hereto as Appendix IX.

         (c) If the Equity Securities of any member of the DEGI Group or the BV Group are subject to delayed purchase pursuant to subsection (a) or (b) of this Section 2.13 and the operations of such member are conducted in more than one jurisdiction, the Parent and the Acquiror shall cooperate in amending Annex B to preserve the assets of such member that are located in any jurisdiction other than the Category 2A Jurisdiction resulting in the delayed purchase.

         Section 2.14. Joint Ventures.

         (a) If prior to the First Closing, a third Person has, with respect to its rights under any Contractual Transfer Restrictions relating to any DEGI Joint Venture, (i) (A) exercised a right to acquire the Equity Securities of the DEGI Joint Venture owned indirectly by DEGI (giving effect to the Reorganization), (B) failed to waive any such rights or (C) failed to provide a required consent and (ii) consummation of the transactions contemplated hereby would violate the terms of such Contractual Transfer Restriction, then (x) such DEGI Joint Venture shall be deemed not to be a member of the DEGI Group; (y) the Preliminary Purchase Price and the Merger Consideration shall be reduced by the dollar amount allocated to such DEGI Joint Venture on Schedule 2.14 to the Parent's Disclosure Letter; and (z) for any determination of Net Equity, such DEGI Joint Venture shall be disregarded.

         (b) If prior to the Second Closing, a third Person has, with respect to its rights under any Contractual Transfer Restrictions relating to any BV Joint Venture, (i) (A) exercised a right to acquire the Equity Securities of the BV Joint Venture owned indirectly by a BV Company (giving effect to the Reorganization), (B) failed to waive any such


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  rights or (C) failed to provide a required consent and (ii) consummation of the transactions contemplated hereby would violate the terms of such Contractual Transfer Restriction, then (x) such BV Joint Venture shall be deemed not to be a member of the BV Group; (ii) the Preliminary Purchase Price and the BV Consideration shall be reduced by the dollar amount allocated to such BV Joint Venture on Schedule 2.14 to the Parent's Disclosure Letter; and (iii) for any determination of Net Equity, such BV Joint Venture shall be disregarded.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES REGARDING PARENT AND DRESSER
                                   INDUSTRIES

         Except as set forth in the Parent's Disclosure Letter and subject to the limitations set forth in Section 12.01, the Parent represents and warrants to the Acquiror that:

         Section 3.01. Organization and Qualification. The Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Parent is duly qualified to do business as a foreign corporation and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to affect materially and adversely the Parent's ability to perform its obligations under this Agreement or any Ancillary Agreement. Dresser Industries is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to affect materially and adversely the Parent's ability to cause Dresser Industries to consummate the transactions contemplated under this Agreement or any Ancillary Agreement.

         Section 3.02. Authorization of Agreement. The Parent has all requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Parent of this Agreement and each of the Ancillary Agreements to which it will be a party and the performance by the Parent of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Parent. No vote of, or consent by, the holders of any class or series of capital stock or voting debt issued by the Parent is necessary to authorize the execution and delivery by the Parent of this Agreement or any Ancillary Agreement to which it will


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
be a party or the performance by the Parent of its obligations hereunder or thereunder. This Agreement has been, and each Ancillary Agreement to which the Parent will be a party will at the First Closing have been, duly executed and delivered by the Parent and (assuming due authorization, execution and delivery hereof by the Acquiror and thereof by each other party thereto) constitutes or, in the case of each such Ancillary Agreement, will at the First Closing constitute the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as enforcement hereof or thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or under applicable legal codes).

         Section 3.03. Approvals. Except for (a) such filings and approvals as may be required under the HSR Act, (b) other Regulatory Transfer Restrictions and (c) applicable Legal Requirements, if any, noncompliance with which, in the case of clause (c), could not reasonably be expected, individually or in the aggregate, to prevent the Parent from performing this Agreement or any Ancillary Agreement to which it will be a party in all material respects or to have a Material Adverse Effect on the Businesses, no filing or registration with, no waiting period imposed by, and no Authorization of, any Court or Governmental Authority is required under any Legal Requirement applicable to the Parent or any of its Affiliates (excluding the Seller and the members of the Company Groups) to permit the Parent to execute, deliver or perform this Agreement or any Ancillary Agreement to which it will be a party or to permit the Parent to consummate the transactions contemplated hereby or thereby.

         Section 3.04. No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, any Court or Governmental Authority indicated as required pursuant to Section 3.03, neither the execution and delivery by the Parent of this Agreement or any Ancillary Agreement to which it will be a party nor the performance by the Parent of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default or give rise to rights under any Contractual Transfer Restrictions under
(i) any Legal Requirement applicable to the Parent or Dresser Industries, (ii) the Organizational Documents of the Parent or Dresser Industries, or (iii) any contract or agreement to which the Parent or Dresser Industries is a party or by which the Parent or Dresser Industries or any of their properties or assets is bound (including any provision thereof requiring any Third Person Consents) or
(b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except for any matters described in clauses (a)(i) and (a)(iii) of this Section that could not reasonably be expected, individually or in the aggregate, to prevent the Parent from performing this Agreement or any Ancillary Agreement to which it will be a party in all material respects or to have a Material Adverse Effect on the Businesses.

         Section 3.05. No Brokers. No broker, finder or investment banker (other than Morgan Stanley Dean Witter Incorporated) is entitled to any brokerage, finder's or investment banking fee or commission in connection with the transactions contemplated by this Agreement based upon


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
arrangements made by or on behalf of the Parent or its Affiliates. All fees and expenses of the Parent and its Affiliates incurred pursuant to the engagement of Morgan Stanley Dean Witter Incorporated will be discharged by the Parent.

         Section 3.06. Title to Securities. Dresser Industries has, or after giving effect to the Reorganization will have, directly or indirectly, good title to the Equity Securities of each member of the DEGI Group indicated as owned, directly or indirectly, by DEGI on Schedule 5.03(a) to the Parent's Disclosure Letter, free and clear of any Liens, and there are no contracts, agreements, commitments or arrangements of the Parent or any of its Subsidiaries obligating Dresser Industries (other than pursuant to this Agreement and the Reorganization) to sell or to offer to sell any Equity Securities of any such member of the DEGI Group or to purchase or acquire, or to offer to purchase or acquire, any outstanding Equity Securities of any such member of the DEGI Group. Upon consummation of the transactions contemplated hereby, the Acquiror will acquire good title to such Equity Securities to be acquired by Acquiror hereunder directly or indirectly, free and clear of any such Liens (other than any created by the Acquiror).

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER

         Except as set forth in the Parent's Disclosure Letter and subject to the limitations set forth in Section 12.01, the Parent and the Seller, jointly and severally, represent and warrant to the Acquiror that:

         Section 4.01. Organization. The Seller is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Seller is duly qualified to do business as a foreign corporation and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary in order for the Seller to perform this Agreement and any Ancillary Agreement to which it is a party in all material respects.

         Section 4.02. Authorization of Agreement. The Seller has all requisite organizational power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Seller of this Agreement and each Ancillary Agreement to which it will be a party and the performance by the Seller of its obligations hereunder and thereunder have been duly and validly authorized by all requisite organizational action on the part of the Seller and, to the extent required by Law, Regulation or the Seller's Organizational Documents, by the holder of the Seller's Equity Securities. This Agreement has been, and any Ancillary Agreement to which it will be a party will at the Second Closing have been, duly executed and delivered by the Seller and (assuming due authorization, execution and delivery hereof by the Acquiror and of any Ancillary Agreement by each Buyer) constitutes or, in the case


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
of any such Ancillary Agreement, will at the Second Closing constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement hereof or thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or under applicable legal codes).

         Section 4.03. Approvals. Except for (a) such filings and approvals as may be required under the HSR Act, (b) other Regulatory Transfer Restrictions and (c) applicable Legal Requirements, if any, noncompliance with which, in the case of clause (c), could not reasonably be expected, individually or in the aggregate, to prevent the Seller from performing this Agreement or any Ancillary Agreement to which it will be a party in all material respects or to have a Material Adverse Effect on the Businesses, no filing or registration with, no waiting period imposed by, and no Authorization of, any Court or Governmental Authority is required under any Legal Requirement applicable to the Seller to permit the Seller to execute, deliver or perform this Agreement or any Ancillary Agreement to which it will be a party or to consummate the transactions contemplated hereby.

         Section 4.04. No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, any Court or Governmental Authority indicated as required pursuant to Section 4.03, neither the execution and delivery by the Seller of this Agreement or any Ancillary Agreement to which it will be a party nor the performance by the Seller of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default or give rise to any rights under (i) any Legal Requirement applicable to the Seller, or (ii) the Organizational Documents of the Seller, or (iii) any contract or agreement to which such Seller is a party or by which it or any of its properties or assets is bound (including any provisions thereof requiring any Third Person Consents) or (b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in clauses (a)(i) and (a)(iii) of this Section that could not reasonably be expected, individually or in the aggregate, to prevent the Seller from performing this Agreement or any Ancillary Agreement to which it will be a party in all material respects or to have a Material Adverse Effect on the Businesses.

         Section 4.05. Title to Securities. The Seller has, or after giving effect to the Reorganization will have, good title to the Equity Securities of each BV Company to be sold by the Seller hereunder as provided on Annex C, free and clear of any Liens, and there are no contracts, agreements, commitments or arrangements of any Person obligating the Seller (other than pursuant to this Agreement and the Reorganization) to sell or to offer to sell any Equity Securities of any such BV Company or to purchase or acquire, or to offer to purchase or acquire, any outstanding Equity Securities of any such BV Company. Upon consummation of the transactions contemplated hereby, each Buyer will acquire good title to the Securities to be purchased by such Buyer hereunder as


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
provided on Annex B, free and clear of any such Liens (other than any created by the Acquiror or such Buyer).

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES REGARDING
                          MEMBERS OF THE COMPANY GROUPS

         Except for the representations and warranties set forth in Sections 5.01, 5.02, and 5.03, to the extent that any of the representations and warranties set forth in this Article V is made with respect to any member of a Company Group that is a Non-Controlled Entity, the representation and warranty is qualified as being given only to the Knowledge of the Parent. Each of the representations and warranties contained in this Article V, other than those made in subsection (b) of Section 5.02 but including those that are made only as of the date hereof, gives effect to the Reorganization as if the Reorganization had been effected on the date of this Agreement. Subject to the preceding provisions of this Article V, to the matters set forth in the Parent's Disclosure Letter and to the limitations set forth in Section 12.01, the Parent and the Seller, jointly and severally, represent and warrant to the Acquiror that:

         Section 5.01. Organization; Subsidiaries.

         (a) Each member of each Company Group is a legal entity duly organized, validly existing and in good standing (in those jurisdictions in which the concept of good standing is applicable) under the Laws of its jurisdiction of incorporation or organization and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, other than any matters that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses. Each member of each Company Group is duly qualified to do business as a foreign corporation or entity and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where any such failure to be so qualified or in good standing, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the Businesses.
                  Schedule 5.01 of the Parent's Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of the members of each Company Group, together with (a) a specification of the nature of the legal organization of each such entity, (b) the jurisdiction of incorporation or other organization of each such entity, (c) the magnitude (expressed as a percentage of the aggregate ordinary voting power of all outstanding Equity Securities of such legal entity) of the direct or indirect equity investment of the Parent (and, if different, the economic interest) in each such entity and (d) the identity of the Business to be conducted by each member of each Company Group after giving effect to the Reorganization.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         (b) To the extent that any member of a Company Group constitutes a "Shelf Entity" in accordance with subsection (c) of Section 2.05, such Shelf Entity, immediately prior to the time it became a member of a Company Group (i) was not a party to, and had no liability or obligation under, any executory contract or agreement, whether written or oral, and (ii) had no assets or other liabilities or obligations (whether accrued, absolute or otherwise).

         Section 5.02. Organizational Documents; Authorization; No Violation.

         (a) The Parent has heretofore made available to the Acquiror complete and correct copies of the Organizational Documents, in each case as amended or restated to the date hereof, of each member of each Company Group. None of the members of either Company Group is in violation of any of the provisions of its Organizational Documents, except for any such violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses.

         (b) At the time of the Reorganization, each member of each Company Group will, to the extent required, have all requisite organizational power and authority to consummate the Reorganization and the other transactions contemplated to be consummated by it by this Agreement, and the consummation of the Reorganization and such other transactions will have been, to the extent required, duly and validly authorized by all requisite company action on the part of each such entity.

         (c) The consummation of the Reorganization and the other transactions contemplated by this Agreement will not (i) violate or breach the terms of or cause a default or give rise to rights under any Contractual Transfer Restrictions under
                  (A) any Legal Requirement applicable to any member of either Company Group, (B) the Organizational Documents of any member of either Company Group or (C) any contract or agreement to which any member of either Company Group is a party or by which it or its properties or assets are bound (including any provision thereof requiring any Third Person Consent) or (ii), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (i) of this subsection (c), except for any matters described in clauses (A) and (C) of clause (i) of this subsection (c) that could not reasonably be expected, individually or in the aggregate, to prevent any member of either Company Group from consummating the Reorganization or the other transactions contemplated by this Agreement in all material respects or to have a Material Adverse Effect on the Businesses.

         Section 5.03. Capitalization.

         (a) The authorized Equity Securities of each member of each Company Group, the total outstanding Equity Securities of each such Company Group member and the name of the record holders of all the outstanding Equity Securities of each such Company


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                  Group member, in each case as of the date of this Agreement, are as set forth in Schedule 5.03(a) of the Parent's Disclosure Letter.

         (b) No Equity Securities of any member of either Company Group are reserved for issuance, and there are no outstanding options, warrants, calls, pre-emptive rights, subscriptions or other rights, contracts, agreements, commitments or arrangements obligating any such Company Group member to offer, sell, issue or grant any of its Equity Securities or to redeem, purchase or acquire, or offer to purchase or acquire, any of its outstanding Equity Securities.

         (c) Except as required by this Agreement and the Reorganization, there are no options, warrants, calls, pre-emptive rights, subscriptions or other rights, contracts, agreements, commitments or arrangements obligating any such Company Group member (A) to offer, sell, issue, grant, pledge, dispose of or encumber any Equity Securities of any other Company Group member or (B) to purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of any other Company Group member or (C) to grant any Lien on any outstanding Equity Securities of any other Company Group member.

         (d) All the issued and outstanding Equity Securities of each member of each Company Group that are owned directly or indirectly by the Parent have been duly authorized and are validly issued and, with respect to capital stock, are fully paid and nonassessable. All such issued and outstanding Equity Securities that are owned directly or indirectly by the Parent are owned free and clear of all Liens.

         (e) Except for matters contemplated by this Agreement or the Ancillary Agreements and for revocable proxies, if any, granted by any member of either Company Group with respect to the capital stock of another Company Group member, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which any member of either Company Group is a party or by which it is bound with respect to the voting of any Equity Securities of any Company Group member.

         Section 5.04. Title to Properties.

         (a) Schedule 5.04(a)(i) sets forth all of the Real Property owned by any member of either Company Group and Schedule 5.04(a)(ii) sets forth all of the Real Property leased by any member of either Company Group other than any such leased Real Property that is not individually or in the aggregate Material to the Businesses. The appropriate member of each Company Group has
                  (i) good and marketable title to all of the Real Property marked as "designated" (the "Designated Real Property") on
                  Schedule 5.04(a)(i) to the Parent's Disclosure Letter and (ii) good and defensible title to the other properties reflected in the Initial Financial Statements (other than, in the case of this clause (ii), (A) any properties sold or otherwise disposed of in the ordinary course of business since the Initial Balance Sheet Date, and (B) any


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  properties that are not material to the Businesses) free and clear of Liens, other than (X) Liens securing debt, the existence of which is reflected in the Initial Financial Statements, (Y) Permitted Encumbrances and (Z) Liens that are not, individually or in the aggregate, Material to the Businesses. The appropriate member of each Company Group holds under valid lease agreements (i) all Material Real Property reflected in Schedule 5.04(a)(ii) to the Parent's Disclosure Letter and (ii) all other properties reflected in the Initial Financial Statements as being held under capitalized leases or operating leases and enjoys peaceful and undisturbed possession of such properties under such leases, other than, in the case of clause (ii), (A) any properties as to which such leases have terminated in the ordinary course of business since the Initial Balance Sheet Date without any liability of such Company Group member party thereto that is Material to the Businesses and (B) any properties that are not, individually or in the aggregate, Material to the Businesses. Each such lease is valid and enforceable against the Company Group member party thereto and, to the Knowledge of the Parent, each other party thereto, in accordance with its terms and there is not under any such lease any existing default by the Company Group member party thereto or, to the Knowledge of the Parent, any other party thereto, or any condition, event or act which, with notice or lapse of time or action of a third Person, would constitute such a default, except in each case for matters that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses. Neither the Parent, the Seller nor any Company Group member has received any written notification of any adverse claim to the title to any properties owned by such Company Group member or with respect to any lease under which any properties are held by it, other than any claims that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses.

         (b) Schedule 5.04(b) to the Parent's Disclosure Letter sets forth, as of the date hereof, to the extent material to a Business, all Intellectual Property owned by or registered in the name of any member of either Company Group or in which any such entity has any rights including the name of the Company Group member in whose name such Intellectual Property is registered or which has such rights and the Business to which such Intellectual Property relates. Except as could not reasonably be expected to have a Material Adverse Effect on the Businesses, as of the date hereof the members of the Company Groups own, or have the valid right to use, all of the Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect on the Businesses, after giving effect to the Reorganization, the members of the Company Groups which conduct each Business will own, or have the valid right to use, all of the Intellectual Property used in such Business.

         Section 5.05. Financial Statements.

         (a)      The Initial Financial Statements (i) are attached as Schedule
                  5.05 to the Parent's Disclosure Letter, (ii) have been prepared in accordance with U.S. GAAP


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  consistently applied, (iii) fairly present the combined financial position of the Businesses as of the respective dates thereof and the combined results of operations of the Businesses for the periods indicated and (iv) reflect all material "loss contingencies" as determined under Statement of Financial Accounting Standards No. 5 other than those for which, at the time of preparation of the Initial Financial Statements, the members of the Parent Group were expected to be responsible after giving effect to the transactions contemplated hereby.

         (b) There exist no liabilities, obligations or commitments, whether direct or indirect, absolute or contingent, of the members of either Company Group that are Material to the Businesses and that would be required to be reflected or reserved for under U.S. GAAP in an historical combined balance sheet of the members of the Company Groups, other than (i) liabilities or obligations that are reflected or reserved for in the Initial Financial Statements, (ii) liabilities or obligations excluded from the Initial Financial Statements as described in note 2 to such Initial Financial Statements,
                  (iii) liabilities or obligations incurred in the ordinary course of business of the Businesses since the Initial Balance Sheet Date and (iv) liabilities or obligations incurred since the Initial Balance Sheet Date of the nature of liabilities that may be incurred after the date of this Agreement pursuant to subsection (b) of Section 8.02. None of the liabilities described in clauses (iii) and (iv) of the preceding sentence has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Businesses.

         (c) The books, records and accounts of the members of the Company Groups, in reasonable detail, accurately and fairly reflect in the aggregate the transactions and dispositions of the assets of the Businesses. No member of either Company Group has engaged in any Material transaction, maintained any Material bank account or used any Material corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained Books and Records of such member of either Company Group.

         (d) The notes to the Initial Financial Statements fairly reflect in all material respects all transactions between or among any member of either Company Group and any Affiliate thereof (other than transactions solely between or among the members of the Company Groups).

         Section 5.06. Authorizations. Each member of each Company Group has obtained all Authorizations that are necessary to carry on the Business related thereto as currently conducted, except for any such Authorizations that its failure to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Businesses. Each such Authorization (i) is in full force and effect, (ii) has not been violated in any respect and (iii) is not subject to any suspension, revocation or cancellation, other than for matters, in any such case, that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses. There is no action, proceeding or investigation pending or, to the Knowledge of the Parent, threatened regarding suspension, revocation or cancellation of any of such Authorizations, except in any circumstances in which the suspension, revocation or cancellation of such


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

Authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses.

         Section 5.07. Compliance With Laws; Regulation of Businesses. Each member of each Company Group is and, to the extent that any noncompliance could reasonably be expected to have current consequences, has been in compliance with all applicable Laws and Regulations and any Orders applicable to any such entity, other than Environmental Laws and, to the extent applicable to the execution, delivery and performance of this Agreement, foreign competition Laws and except such events of noncompliance or defaults that, individually or, with respect to multiple events of noncompliance or defaults arising out of the same facts or circumstances, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Businesses. To the Knowledge of the Parent, each member of each Company Group has at all times been in compliance with, and continues to comply with, the Foreign Corrupt Practices Act of 1977, as amended.

         Section 5.08. Taxes. Except for any matter that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses:

         (a) (i) all Tax Returns that were required to be filed by or with respect to any member of a Company Group, or any member of the Parent Group insofar as it affects any member of a Company Group, have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items ("Tax Items") required to be included in each such Tax Return have been so included and all such Tax Items and any other information provided in each such Tax Return are true, correct and complete insofar as such items are related to or affect a member of a Company Group, (iii) all Taxes shown as due on each such Tax Return have been timely paid in full insofar as such Taxes are related to or affect a member of a Company Group, (iv) insofar as such items are related to or affect a member of a Company Group, no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax and (v) all Tax withholding and deposit requirements imposed on or with respect to any member of a Company Group, or any member of the Parent Group insofar as it affects any member of a Company Group, have been satisfied in full in all respects;

         (b) no member of a Company Group (or the Parent Group insofar as it affects any member of a Company Group) has in force any waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency;

         (c) there are no pending Tax audits or examinations and no proposed deficiencies or other claims for unpaid Taxes of any member of a Company Group for which written notice has been received;


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         (d) Schedule 5.08(d) to the Parent's Disclosure Letter contains a list as of the date hereof of (i) all tax allocation or sharing agreements to which any member of either Company Group is a party and (ii) each member of a Company Group that has any liability for the Taxes of any other Person (other than members of its respective Company Group) under United States Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law);

         (e) the aggregate unpaid Taxes of all members of the Company Groups (computed with respect to each such member on the basis of the income, operations and activities of such member through the Closing Date as if the applicable taxable year of such member ended on the Closing Date) did not, as of the date of the Closing, exceed the amounts reserved for Tax liability (as distinguished from any reserve for deferred taxes established to reflect timing differences between book and tax income) in the reserve for Taxes set forth on the face of (rather than in any notes to) the Closing Financial Statements;

         (f) none of the assets of any member of any Company Group is property required to be treated as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

         (g) none of the assets of any member of any Company Group directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code;

         (h) none of the assets of any member of any Company Group is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

         (i) each member of each Company Group that is not a corporation is properly classified for United States federal income tax purposes as a partnership or a disregarded entity, and not as an association or publicly traded partnership taxable as a corporation. No member of a Company Group is a party to any joint venture, partnership, limited liability company agreement, or other arrangement or contract that could be treated as a partnership for federal income tax purposes;

         (j) the Parent is the common parent of the affiliated group within the meaning of Section 1504(a) of the Code that includes Dresser Industries and each member of the DEGI Group that is a domestic corporation;

         (k) the Parent is eligible to make an election under Section 338(h)(10) of the Code (and any comparable election under state, local or foreign tax law) with respect to each member of each Company Group that is a domestic corporation; and

         (l) no claim has been made by a jurisdiction where any member of any Company Group does not file Tax Returns or otherwise comply with local taxation requirements (e.g.,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  through a withholding tax regime) that such member is or may be subject to taxation in that jurisdiction.

         Section 5.09. Principal Contracts.

         (a) Schedule 5.09(a) to the Parent's Disclosure Letter contains a list as of the date hereof of all Principal Contracts, other than Related Party Contracts and Surety Arrangements, including the name of the Company Group member that is a party thereto and the Business to which each such Principal Contract relates. Each such Principal Contract is in full force and effect, and neither the member or members of either Company Group party thereto nor, to the Knowledge of Parent, any other party thereto, has failed to perform its obligations thereunder to date, other than any failure of a Principal Contract to be in full force and effect or of any nonperformance thereof that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Businesses. To the Knowledge of the Parent, no party to any such Principal Contract has given or received any notice of cancellation or termination of such Principal Contract.

         (b) Schedule 5.09(b) to the Parent's Disclosure Letter contains a list as of the date hereof of all Principal Contracts that are Related Party Contracts, including the name of each Company Group member that is a party thereto and the Business to which each such Related Party Contract relates, and identifies each Retained Subsidiary of the Parent that is the party to each such Related Party Contract. Each Related Party Contract is in full force and effect and each party thereto has performed its obligations thereunder to date.

         (c) Schedule 5.09(c) to the Parent's Disclosure Letter contains a list as of the date hereof of all Surety Arrangements, including the name of each Company Group member that is a beneficiary thereof and the Business to which the Surety Arrangement relates, and identifies each surety in such arrangement, whether that be the Parent or a Retained Subsidiary. To the Knowledge of the Parent, all such Surety Arrangements are in full force and effect, no Parent or Retained Subsidiary is in default thereunder and no party to any Surety Arrangement has given or received any notice of cancellation or termination of any Surety Arrangement.

         Section 5.10. Employees.

         (a) Except for matters that could not reasonably be expected to have a Material Adverse Effect on the Businesses, (i) no collective bargaining or similar agreement is being negotiated by any member of either Company Group, (ii) there is no pending or, to the Knowledge of the Parent, threatened labor dispute, strike, slowdown, lockout or work stoppage against any member of either Company Group, (iii) none of the members of the Company Groups is a party to or bound by any collective bargaining or similar agreement with any union or work rules or practices agreed to with any


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  labor organization or employee association applicable to employees of any member of either Company Group, (iv) none of the employees of any member of either Company Group is represented by any labor organization and, to the Knowledge of the Parent, there are no current union organizing activities among the employees of any member of either Company Group and
                  (v), to the Knowledge of the Parent, no member of either Company Group is engaged in any unfair labor practice in connection with the operation of the related Business, which unfair labor practice is actionable under applicable Laws and Regulations. Except for matters that could not reasonably be expected to have a Material Adverse Effect on the Businesses, since January 1, 1998, none of the members of either Company Group has (A), without fully complying with the notice and other requirements of the WARN Act, effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any such Company Group member covered by the WARN Act or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any such Company Group member covered by the WARN Act; or (B) engaged in layoffs or employment terminations sufficient to imply application of any foreign, state or local Laws or Regulations relating to plant closing or mass layoffs and requiring notice to employees in the event thereof without complying with such Laws and Regulations.

         (b) Schedule 5.10(b) to the Parent's Disclosure Letter sets forth as of the date hereof a true and complete list of the Significant Benefit Plans. Schedule 5.10(b) to the Parent's Disclosure Letter also identifies which of the Significant Benefit Plans constitute Parent Benefit Plans. The Parent has made available to the Acquiror copies of all Significant Benefit Plans and, for each such Significant Benefit Plan, copies of (i) the most recent annual report (if any) required to be filed with an applicable Governmental Authority, (ii) a copy of the most recent actuarial report and valuation of the assets and liabilities subject thereto to the extent that any such report or valuation is required to be prepared by applicable Laws and Regulations, (iii) a copy of the organizational documents relating to any funding vehicle established thereunder and a copy of the summary plan description (if any) therefor, (iv) where applicable, the most recent determination letter issued by the Internal Revenue Service, (v) a complete description of any unwritten Significant Benefit Plans, and (vi) summary plan descriptions, summaries of material modifications, and any other material communications distributed to participants. Except for the Parent Benefit Plans, no Person that is not a member of a Company Group is a participating employer or sponsor of any Significant Benefit Plan. The Parent has made available to the Acquiror copies of any retention agreements with any management employees of any member of either Company Group that were executed in contemplation of the transactions that are the subject of this Agreement.

         (c) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Businesses:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                  (i) no Benefit Plan is subject to section 412 of the Code, section 302 of ERISA or Title IV of ERISA, and each Benefit Plan intended to be qualified under section 401(a) of the Code (A) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Closing Date and (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status;

                  (ii) each Benefit Plan has been operated and administered in compliance with its governing documents and all applicable Legal Requirements;

                  (iii) each member of each Company Group has performed all obligations, whether arising by Legal Requirement or by contract, required to be performed by it in connection with the Benefit Plans;

                  (iv) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Parent, threatened against, or with respect to, any of the Benefit Plans or their assets;

                  (v) all contributions required to be made to the Benefit Plans pursuant to their terms and the provisions of all applicable Legal Requirements have been timely made;

                  (vi) other than routine applications, filings and amendments and modifications, there is no matter pending with respect to any of the Benefit Plans before any Governmental Authority;

                  (vii) each member of each Company Group is in substantial compliance with all applicable Legal Requirements mandating benefits for their employees;

                  (viii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (except as otherwise provided in this Agreement or pursuant to the terms of a Benefit Plan as in effect on the date of this Agreement) (A) require any member of either Company Group to make a larger contribution to, or pay greater benefits or accelerate vesting or other rights or provide other rights under, any Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered or (B) create or give rise to any additional vested rights or service credits or accruals under any such Benefit Plan;

                  (ix) in connection with the consummation of the transactions contemplated by this Agreement, no payment of money or other property, acceleration of benefits or provision of other rights has been or could be made under this Agreement, any Ancillary Agreement, any Benefit Plan or otherwise that would be reasonably likely to be nondeductible for United States federal income tax purposes by any member of either Company Group that is a United States person (within the meaning of section 7701(a)(30) of the Code) solely by virtue of section 162(m) or section 280G of the Code or that would be


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                           reasonably likely to be an "excess parachute payment" pursuant to Section 280G of the Code or that would be an "excess parachute payment," but for the application of Section 280G(b)(5) of the Code;

                  (x) to the Knowledge of the Parent neither any member of either Company Group nor any fiduciary of any Benefit Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any non-exempt "prohibited transaction" as defined in Section 4975(c)(i) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA, and, to the Knowledge of the Parent, no member of either Company Group has knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any fiduciary of a Benefit Plan (or other employee benefit plan subject to ERISA) and, to the Knowledge of the Parent, no member of either Company Group has been assessed any civil penalty under Section 502(a) of ERISA of a material amount which has not been paid in full or accrued as a liability in the financial statements;

                  (xi) except pursuant to one or more of those Significant Benefit Plans set forth on Schedule 5.10(b) to the Parent's Disclosure Letter, none of the Parent, either Company Group, or any Benefit Plan has any present or future obligation to provide any benefits to or make any payment with respect to any current or former employee, director, officer, consultant or agent of any Company Group pursuant to any Significant Benefit Plan that is a retiree medical benefit plan or other retiree welfare plan and no condition exists that would prevent the Parent or either Company Group from amending or terminating any such plan;

                  (xii) to the Knowledge of the Parent, each Benefit Plan that is a "group health plan" has been operated in all Material respects in compliance with the provisions of Part 6 of Title I, Subtitle B;

                  (xiii) to the Knowledge of the Parent, neither the Parent nor any member of either Company Group nor any ERISA Affiliate has announced, proposed, or agreed to any changes to any Benefit Plan that would cause an increase in benefits (or the creation of new benefits) under any such Benefit Plan or that would cause a material increase in the cost of maintaining such Benefit Plan with respect to a Company Group; and

                  (xiv) to the Knowledge of the Parent, each Benefit Plan that covers current or former employees, directors, officers or consultants and that is not subject to ERISA and the Code has been maintained in material compliance with its


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                           terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to the tax status of contributions to, earnings of or distributions from such Benefit Plans where each such Benefit Plan was intended to have tax status) and has been maintained in good standing with applicable statutes, orders, rules and regulations (including any special provisions relating to the tax status of contributions to, earnings of or distributions from such Benefit Plans where each such Benefit Plan was intended to have tax status) and has been maintained in good standing with applicable regulatory authorities.

         (d) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability of the Parent or any of its ERISA Affiliates that could reasonably be expected to become a liability of any member of either Company Group following the First Closing. No liability under Title IV of ERISA (including liabilities pursuant to Sections 4064, 4069 or 4204 of ERISA) has been incurred by any member of either Company Group since the effective date of ERISA that has not been satisfied in full and no such liability is reasonably expected to arise with respect to any member of either Company Group. To the extent that the representation in the preceding sentence applies to any section of ERISA pursuant to which either Controlled Group could have liability with respect to an ERISA Affiliate, it is made not only with respect to the Benefit Plans but also with respect to any employee benefit plan subject to Title IV of ERISA to which any member of either Company Group or any ERISA Affiliate made, or was required to make, contributions during the six-year period preceding the date of this Agreement. The Pension Benefit Guaranty Corporation has not instituted proceedings pursuant to section 4042 of ERISA to terminate any of the Benefit Plans subject to Title IV of ERISA or, to the Knowledge of the Parent, any plan maintained by any other entity that would be considered a single employer with any member of either Company Group pursuant to section 4001(b)(1) of ERISA. As to any Benefit Plan subject to Title IV of ERISA, there has been no "reportable event" (as defined in Section 4043(c) of ERISA and the regulations under such section and for which the disclosure requirements of Regulation section 4043.1 et. seq., promulgated by the Pension Benefit Guaranty Corporation, have not been waived) and no member of the Company Groups nor Parent nor any ERISA Affiliate is subject to Section 4043(b) of ERISA and no analogous event has occurred under applicable foreign law. Within the past six years, neither any Benefit Plan nor any other plan maintained by any entity that would be considered a single employer with any member of either Company Group pursuant to section 4001(b)(1) of ERISA is or was a "multiemployer plan" (as such term is defined in section 3(37) of ERISA).

         Section 5.11. Environmental Matters. Notwithstanding anything to the contrary in this Article V or in any other section of this Agreement, the representations and warranties set forth in this Section 5.11 are the only representations and warranties thereof of the Parent in any way relating to environmental matters, including the Environmental Laws, Authorizations under any Environmental Laws and Hazardous Materials, and the remaining representations and warranties in


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
this Agreement shall be construed not to apply to such matters. Employee health and safety matters are covered by Section 5.07. Except for matters that could not reasonably be expected to have a Material Adverse Effect on the Businesses,
Schedule 5.11 to the Parent's Disclosure Letter sets forth:

         (a) to the Knowledge of the Parent, all Hazardous Materials Contamination on, about or under the Real Property as of the date of this Agreement;

         (b) to the Knowledge of the Parent, all Environmental Compliance Matters related to the Businesses as of the date of this Agreement;

         (c) all existing, pending or, to the Knowledge of the Parent, threatened actions, suits, investigations, CERCLA potentially responsible party notices, inquiries and proceedings by or before any Court or Governmental Authority under any applicable Environmental Laws as of the date of this Agreement against any member of either Company Group; and

         (d) Schedule 5.11 to the Parent's Disclosure Letter includes a listing of all the environmental site assessment reports prepared in connection with the transactions contemplated hereby, all of which have heretofore been delivered to the Acquiror.

         Section 5.12. Litigation. There are no actions, suits, arbitrations, proceedings or investigations pending or, to the Knowledge of the Parent, threatened against the Parent, the Seller or any member of either Company Group, including any involving a claim for indemnification pursuant to any statute, Organizational Document or contract relating to any other action, suit, arbitration, proceeding or investigation, in or before any Court or before or by any Governmental Authority, except actions, suits, proceedings or investigations as disclosed in the Parent's Disclosure Letter pursuant to Section 5.07, 5.10 or
5.11 or that, individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on the same or substantially the same facts or occurrences, in the aggregate, could not reasonably be expected, in the case of any member of either Company Group, to have a Material Adverse Effect on the Businesses or, in the case of any of the Parent or the Seller, to prevent, enjoin or delay materially the performance of this Agreement, and the Parent has no Knowledge of any facts which could give rise to any such action, suit, arbitration, proceeding or investigation. Neither the Parent nor the Seller nor any member of either Company Group is subject to any judgment, injunction, order, ruling or decree that could reasonably be expected, individually or in the aggregate, in the case of any member of either Company Group, to have a Material Adverse Effect on the Businesses or, in the case of the Parent or the Seller, to prevent or enjoin or delay materially the performance of this Agreement.

         Section 5.13. Material Adverse Changes.

         (a) Since the Initial Balance Sheet Date, no event, condition or circumstance has occurred resulting in any change in or effect on any Business (except for (i) such changes or effects resulting from changes in general economic, regulatory or political conditions (including foreign exchange rate movements or devaluations), (ii) such


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  changes or effects affecting generally the industry in which such Business participates and (iii) any such changes or effects disclosed in the Parent's Disclosure Letter pursuant to any other representation or warranty contained in this
                  Article V) that has had or could reasonably be expected to constitute or have a Material Adverse Effect on the Businesses.

         (b) During the period from the Initial Balance Sheet Date to the date of this Agreement, no member of either Company Group has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Closing Date by clauses
                  (i) through (xvi) of subsection (b) of Section 8.02.

         Section 5.14. Customers and Suppliers. Schedule 5.14 to the Parent's Disclosure Letter sets forth a true and correct list of (a) the 20 largest customers of each Business, in terms of sales during each of the fiscal years ended December 31, 1999 and 2000, setting forth the total sales to each such customer during such period and (b) the 10 largest suppliers of each Business, in terms of purchases during each of the fiscal years ended December 31, 1999 and 2000, setting forth for each such supplier the total purchases from each such supplier during such period. Since the Initial Balance Sheet Date, to the Knowledge of the Parent, there has not been any change in the business relationship of the relevant members of either Company Group with any customer or supplier named in Schedule 5.14 to the Parent's Disclosure Letter that could reasonably be expected to have a Material Adverse Effect on the Businesses.

         Section 5.15. Adequacy of Assets. The assets and properties of the members of the Company Groups constitute all of the assets, rights and properties that are necessary for the conduct of the Businesses as now conducted.

         Section 5.16. Full Disclosure. The Acquiror shall be entitled to rely upon, and shall not be deemed to have knowledge of facts other than those set forth in, the representations and warranties of the Parent and the Seller made in this Agreement (including the Schedules to the Parent's Disclosure Letter related hereto) and in the certificates delivered by or on behalf of the Parent and the Seller confirming the accuracy of such representations and warranties and pursuant to any disclosures in writing made to the Acquiror pursuant to
Section 12.02(c).

         Section 5.17. Disclaimers. THE ACQUIROR ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT THE PARENT HAS NOT MADE, AND THE PARENT HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND THE ACQUIROR HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO, AND THE ACQUIROR HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION AGAINST THE PARENT AND ITS REPRESENTATIVES IN CONNECTION WITH, THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL), HERETOFORE FURNISHED TO THE ACQUIROR AND ITS REPRESENTATIVES BY OR ON BEHALF OF THE PARENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PARENT EXPRESSLY DISCLAIMS AND NEGATES, AND THE ACQUIROR HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT AND FIXTURES CONSTITUTING A PART OF THE ASSETS OWNED OR OPERATED BY THE BUSINESSES, (I) ANY IMPLIED


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

OR EXPRESS WARRANTY OF MERCHANTABILITY, (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (IV) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE LEGAL REQUIREMENTS TO CLAIM DIMINUTION OF CONSIDERATION, (V) ANY CLAIMS BY ACQUIROR FOR DAMAGES BECAUSE OF ANY LATENT OR PATENT DEFECTS OR OTHER DEFECTS, WHETHER KNOWN OR UNKNOWN AND (VI) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LEGAL REQUIREMENTS; IT BEING THE EXPRESS INTENTION OF THE PARENT AND THE ACQUIROR THAT, EXCEPT AS EXPRESSLY PROVIDED ELSEWHERE IN THIS AGREEMENT, THE TANGIBLE PROPERTY, INCLUDING REAL PROPERTY, IMMOVABLES, PERSONAL PROPERTY, MOVABLES, EQUIPMENT AND FIXTURES OWNED BY OR IN THE POSSESSION OF THE SELLER OR ANY MEMBER OF EITHER COMPANY GROUP ARE TO BE CONVEYED IN THEIR THEN PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS. THE PARENT AND THE ACQUIROR AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LEGAL REQUIREMENTS TO BE EFFECTIVE, THE DISCLAIMERS OF THE WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS."

                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES REGARDING ACQUIROR

         Subject to the matters set forth in the Acquiror's Disclosure Letter and to the limitations set forth in Section 12.01, the Acquiror represents and warrants to the Parent that:

         Section 6.01. Organization and Qualification. The Acquiror is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Acquiror is duly qualified to do business as a foreign company and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to prevent the Acquiror from performing this Agreement and each Ancillary Agreement in all material respects.

         Section 6.02. Authorization of Agreement. The Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Acquiror of this Agreement and each of the Ancillary Agreements and the performance by the Acquiror of its obligations hereunder and thereunder have been duly and validly authorized by all requisite company action on the part of the Acquiror. This Agreement has been, and each Ancillary Agreement will at the First Closing have been, duly executed and delivered by the Acquiror and (assuming due authorization, execution and delivery hereof by the Parent and thereof by each other party thereto) constitutes or, in the case of the Ancillary Agreements, will at the First Closing constitute the legal, valid and binding obligation of the Acquiror, enforceable against the Acquiror in accordance with its terms, except as


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
enforcement hereof or thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity, at law or under applicable legal codes).

         Section 6.03. Approvals. Except for (a) such filings and approvals as may be required under the HSR Act, (b) other Regulatory Transfer Restrictions and (c) applicable Legal Requirements, if any, noncompliance with which, in the case of clause (c), could not reasonably be expected, individually or in the aggregate, to prevent the Acquiror from performing this Agreement or the Ancillary Agreements in all material respects, no filing or registration with, no waiting period imposed by, and no Authorization of, any Governmental Authority is required under any Legal Requirement applicable to the Acquiror to permit the Acquiror to execute, deliver or perform this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby.

         Section 6.04. No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, each Court and Governmental Authority indicated as required pursuant to Section 6.03, neither the execution and delivery by the Acquiror of this Agreement or any Ancillary Agreement nor the performance by the Acquiror of its obligations hereunder or thereunder will
(a) violate or breach the terms of or cause a default under (i) any Legal Requirement applicable to the Acquiror, (ii) the Organizational Documents of the Acquiror or (iii) any contract or agreement to which the Acquiror or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound (including any provision thereof requiring any Third Person Consent) or
(b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except for any matters described in this Section that could not reasonably be expected to prevent the Acquiror from performing this Agreement and the Ancillary Agreements in all material respects.

         Section 6.05. Commitment Letters. The Acquiror has delivered to the Parent true and complete copies of the Commitment Letters. The Commitment Letters have not been amended or modified and are in full force and effect.

         Section 6.06. No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or investment banking fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquiror.

         Section 6.07. Transitory Merger Sub. Transitory Merger Sub is not and has never been a party to any material agreements and has not conducted any activities other than in connection with its organization, the negotiation and execution of the Merger Agreement, the Loan, the Investment and the consummation of the transactions contemplated hereby. Transitory Merger Sub has no Subsidiaries.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES REGARDING BUYERS

         Each of the representations and warranties contained in this Article VII gives effect to the Reorganization as if the Reorganization had been effected on the date of this Agreement. Subject to the limitations set forth in
Section 12.01, each of the Parent and the Acquiror represents and warrants to the other as of the Second Closing that:

         Section 7.01. Organization. Each Buyer is a legal entity duly organized, validly existing and in good standing (if the concept of good standing is applicable in that jurisdiction) under the Laws of its jurisdiction of incorporation or organization, and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

         Section 7.02. Authorization of Agreement. Each Buyer has all requisite organizational power and authority to execute and deliver the Ancillary Agreements, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by each Buyer of each Ancillary Agreement to which it is a party and the performance by such Buyer of its obligations thereunder have been duly and validly authorized by all requisite organizational action on the part of such Buyer and, to the extent required by Law, Regulation or such Buyer's Organizational Documents, by the holder or holders of such Buyer's Equity Securities. Each Ancillary Agreement to which it is a party will at the Second Closing have been duly executed and delivered by each Buyer and (assuming due authorization, execution and delivery thereof by each other party thereto) at the Second Closing each Ancillary Agreement to which it is a party will constitute the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity, at law or under applicable legal codes).

         Section 7.03. Approvals. Except for (a) such filings and approvals as may be required under the HSR Act, (b) other Regulatory Transfer Restrictions and (c) applicable Legal Requirements, if any, noncompliance with which, in the case of clause (c), could not reasonably be expected, individually or in the aggregate, to prevent any Buyer from performing any Ancillary Agreement to which it is a party in all material respects, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority or Court is required under any Legal Requirement applicable to such Buyer to permit such Buyer to execute, deliver or perform each Ancillary Agreement to which it is a party or to consummate the transactions contemplated thereby.

         Section 7.04. No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, any Court or Governmental Authority indicated as required pursuant to


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                     AGREEMENT AND PLAN OF RECAPITALIZATION

Section 7.03, neither the execution and delivery by any Buyer of any Ancillary Agreement to which it is a party nor the performance by the Buyer of its obligations thereunder will (a) violate or breach the terms of or cause a default under (i) any Legal Requirement applicable to such Buyer, (ii) the Organizational Documents of such Buyer or (iii) any contract or agreement to which such Buyer is a party or by which it or any of its properties or assets is bound or (b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section 7.04, except in any such case for any matters described in this
Section 7.04 that could not reasonably be expected to prevent such Buyer from performing each Ancillary Agreement to which it is a party in all material respects.

         Section 7.05. Investment in Securities. Each Buyer is acquiring the Securities to be purchased by it for its own account and not with a view to a distribution thereof within the meaning of that term as used in the U.S. Securities Act of 1933 (the "Securities Act").

                                  ARTICLE VIII

                             COVENANTS OF THE PARENT

         Section 8.01. Affirmative Covenants Regarding Operation of the Businesses.

         (a) The Parent and the Seller, jointly and severally, hereby covenant and agree that, from the date hereof to the Closing Date, except as set forth in Schedule 8.01(a) to the Parent's Disclosure Letter, as otherwise contemplated by this Agreement or as approved in writing by the Acquiror, they will cause each member of each Company Group (other than any Non-Controlled Entity):

                  (i) to operate in the usual and ordinary course consistent with past practices;

                  (ii) to use all commercially reasonable efforts to preserve substantially intact its business organization and goodwill, to maintain its rights, privileges and immunities, to retain the services of its key employees (subject to work force requirements and compliance with the Parent's normal employee policies), to perform in all material respects the Principal Contracts to which it is a party and to maintain its relationships with its customers, regulators, and suppliers;

                  (iii) to use all commercially reasonable efforts consistent with past practice to maintain and to keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and to maintain supplies and inventories in quantities consistent with past practice;

                  (iv) to use all commercially reasonable efforts to maintain in full force and effect insurance, performance bonds, bank guarantees and letters of credit to the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

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


                           extent consistent with the ordinary course of business consistent with past practice;

                  (v) to use all commercially reasonable efforts to maintain in full force and effect all existing Authorizations pursuant to which they operate and to obtain timely any additional Authorizations or renewals thereof to the extent Material to its ongoing operations; and

                  (vi) to comply in all Material respects with all applicable Legal Requirements;

         except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Businesses.

         (b) The Parent and the Seller, jointly and severally, agree that, from the date hereof to the Closing Date, except as otherwise contemplated by this Agreement or as approved in writing by the Acquiror, they will use all commercially reasonable efforts to cause each Non-Controlled Entity to conduct its business affairs in accordance with the provisions of clauses
                  (i) through (vi), inclusive, of subsection (a) of this Section, except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Businesses. In this regard, the Acquiror acknowledges that none of the Non-Controlled Entities is under the direct or indirect control of the Parent.

         Section 8.02. Negative Covenants Regarding the Operation of the Businesses.

         (a) The Parent and the Seller, jointly and severally, covenant and agree that, except as set forth in Schedule 8.02(a) to the Parent's Disclosure Letter, as otherwise contemplated by this Agreement (including the Reorganization), or as approved in writing by the Acquiror, from the date of this Agreement until the Closing Date, they will not directly or indirectly through any of their Affiliates offer, issue, sell, transfer or otherwise dispose of, or grant any Lien with respect to, any Equity Securities of any member of either Company Group or authorize any of the foregoing.

         (b) The Parent and the Seller, jointly and severally, covenant and agree that, except as set forth in Schedule 8.02(b) to the Parent's Disclosure Letter, as otherwise contemplated by this Agreement (including the Reorganization), or as approved in writing by the Acquiror, from the date of this Agreement until the Closing Date, they will not permit any member of a Company Group (other than any Non-Controlled Entity) to do any of the following:

                  (i) (A) increase Significantly the compensation payable to or to become payable to any director or officer named in Schedule 8.02(b)(i) to the Parent's Disclosure Letter, (B) except as otherwise provided in clause (ii) of this subsection (b), grant any severance or termination pay, (C) amend or take any


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                           other actions to increase Significantly the amount of, or accelerate the payment or vesting of, any benefit under any Benefit Plan or (D) contribute, transfer or otherwise provide any Significant amount of cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance or other change in control agreement; except (x) pursuant to the terms of any Principal Contract of any member of a Company Group or any Benefit Plan, contract, agreement or other legal obligation existing at the Initial Balance Sheet Date or (y) in the case of severance or termination payments, pursuant to the severance policy of any member of a Company Group existing at the Initial Balance Sheet Date the terms of which are usual and customary for similarly situated entities or any Benefit Plan, contract, agreement or other legal obligation existing at the Initial Balance Sheet Date;

                  (ii) (A) enter into any employment or severance agreement with any director or executive officer of any member of either Company Group, either individually or as part of a class of similarly situated persons, or (B) establish, adopt or enter into any new Benefit Plan; except employment and severance agreements and Benefit Plans for the benefit of any newly employed or promoted officers or employees, in which case the terms of such agreements and Benefit Plans shall be reasonably consistent with those existing at the Initial Balance Sheet Date, and except Benefit Plans relating to health and life insurance benefits established or adopted in the ordinary course of business consistent with past practice;

                  (iii) (A) redeem, purchase or acquire, or offer to purchase or acquire, any of its outstanding Equity Securities or those of any other member of a Company Group, (B) effect any reorganization, liquidation, dissolution, merger, consolidation, restructuring or recapitalization, (C) split, combine or reclassify any of its capital stock or other Equity Securities or (D) declare, set aside or pay any dividend on or make any other distribution in respect of its capital stock or other Equity Securities, except (X) dividends or distribution of cash by DEGI to Dresser Industries in excess of the cash requirements set forth in subsection (f) of Section 11.03 and (Y) dividends by any direct or indirect wholly owned Subsidiary of DEGI or any BV Company to DEGI or such BV Company or to any other direct or indirect wholly owned Subsidiary of DEGI or such BV Company;

                  (iv) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant of, any of its capital stock or other Equity Securities;

                  (v) acquire on behalf of any member of either Company Group, whether by purchasing an equity interest or otherwise, any business or any corporation,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                           partnership, association or other business organization or division thereof other than any such acquisition transaction that is not Material to the Businesses;

                  (vi) acquire or construct for its account or that of any other member of either Company Group any assets or properties other than (A) any assets and properties that are not Material to the Businesses, (B) assets and properties acquired or constructed by making capital expenditures approved prior to the date hereof and (C) the acquisition of assets from suppliers or vendors in the ordinary course of business and consistent with past practice;

                  (vii) make any significant loan, advance or capital contribution to, or any significant investment in, any Person other than a direct or indirect wholly owned Subsidiary of DEGI or any BV Company;

                  (viii) sell, lease, license, exchange or otherwise dispose of (including any disposition through any permitted lapse of any Intellectual Property rights), or grant any Lien with respect to, any of its assets, except for dispositions of assets and inventories in the ordinary course of business consistent with past practice and purchase money Liens incurred in connection with the original acquisition of assets secured by such assets;

                  (ix)     adopt any amendments to its Organizational Documents;

                  (x) (A) make any change in any of its methods of accounting in effect at the Initial Balance Sheet Date, except as may be required to comply with U.S. GAAP, or seek any regulations or rulings from any Governmental Authority regarding the same, (B) make or rescind any election relating to any Taxes (other than any election that must be made periodically and that is made consistent with past practice) or change any of its methods of reporting income or deductions for income tax purposes from such methods adopted and currently in effect prior to the date of this Agreement, except as may be required by Law, or (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except, in each case, as may be required by Law or for matters that could not reasonably be expected to be adverse and Significant;

                  (xi) incur any obligations for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except Intercompany Indebtedness, purchase money indebtedness as to which Liens may be granted pursuant to clause (viii) of this subsection (b), drawings under credit lines existing at the date of this Agreement and borrowings evidenced by obligations having a term of up to five years issued in the ordinary course of business consistent with past practice, or assume,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                           guarantee, endorse or otherwise become liable or responsible (whether directly, contingent, or otherwise) for any Significant obligations of any Person (other than a direct or indirect wholly owned Subsidiary of DEGI or any BV Company);

                  (xii) (A) except in connection with the elimination or satisfaction of a Contractual Transfer Restriction required in order to consummate the Reorganization, pay, repay, discharge, purchase, repurchase or satisfy any other obligation for a Significant amount of indebtedness for borrowed money owed by it or any other member of either Company Group except in accordance with its scheduled maturities; or (B) modify the terms of any obligation for a Significant amount of indebtedness for borrowed money owed by it or any member of either Company Group, other than modifications of short term debt that are not, in the aggregate, Material;

                  (xiii) exclusive of those subject to clause (xii) of this subsection and other than with respect to Intercompany Indebtedness, pay, prepay, discharge, or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) that are Material to the Businesses, other than in the ordinary course of business consistent with past practice (including the payment of final and unappealable judgments);

                  (xiv) enter into any new Related Party Contract or any Principal Contract with any third Person, other than any distributorship or sales representation agreement entered into in the ordinary course of business, that provides that third Person with an exclusive arrangement relating to a particular line of business or geographic area;

                  (xv) initiate any proceeding before any federal, national, state, regional or local regulatory agency in any country (other than with respect to any Regulatory Transfer Restriction required by any applicable Law, Regulation or Order), which proceeding could reasonably be expected to have a Material Adverse Effect on the Businesses except for proceedings related to Taxes undertaken in the ordinary course of business with respect to submitting or perfecting a claim for refund or defending or preserving rights with respect to an assessed deficiency; or

                  (xvi)    agree to do any of the foregoing.

         (c) The Parent and the Seller, jointly and severally, hereby covenant and agree that, prior to the Closing Date, except as otherwise expressly contemplated by this Agreement or as approved in writing by the Acquiror, they will use all commercially reasonable efforts consistent with their fiduciary obligations, if any, to prevent each Non-Controlled Entity from taking any of the actions contemplated by clauses
                  (i)


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  through (xvi) of subsection (b) of this Section. In this regard, the Acquiror acknowledges that none of the Non-Controlled Entities is under the direct or indirect control of the Parent.

         Section 8.03. Access to Information.

         (a) Subject to any limitations on disclosures to which the Parent and the Acquiror agreed in the Confidentiality Agreement, the Parent shall, prior to the Closing Date, cause each member of each Company Group (or, in the case of any Company Group member that is a Non-Controlled Entity, use commercially reasonable efforts to cause such Non-Controlled Entity) (i) to afford to the Acquiror and its Representatives access, at reasonable times upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the Company Group member and to its Books and Records and (ii) to furnish promptly to the Acquiror and its Representatives such information concerning the properties, contracts, records and personnel (including financial, operating and other data and information) related to the Businesses as may be reasonably requested, from time to time, by or on behalf of the Acquiror; provided, that Acquiror's Representatives (i) comply with the provisions of the Confidentiality Agreement, (ii) comply with all applicable safety and other rules of conduct of such offices and facilities and (iii) do not unreasonably interfere with the operation of such offices or facilities or the personnel involved. In this regard, the Acquiror acknowledges that none of the Non-Controlled Entities is under the direct or indirect control of the Parent.

         (b) Subject to any limitations on disclosures to which the Parent and the Acquiror agreed in the Confidentiality Agreement, the Parent shall, at any time following the issuance of a press release or similar disclosure announcing the execution of this Agreement and prior to the Closing Date, cause each member of each Company Group to afford to the Acquiror and its Representatives access, at reasonable times and upon reasonable prior notice, to the customers and suppliers of such Company Group member.

         (c) All information provided to the Acquiror and the Acquiror's Representatives pursuant to the Parent's Disclosure Letter and otherwise pursuant to subsection (a) of this Section shall be deemed to be "Evaluation Material" as that term is defined in the Confidentiality Agreement but subject to the exclusions and exceptions described therein.

         Section 8.04. Insurance Benefits. If, with respect to any of the Assumed Obligations or, to the extent that the Acquiror is not then entitled to indemnification therefor pursuant to Article XII, any of the Excluded Liabilities, the Parent has prior to the Closing Date carried one or more policies of insurance for the benefit of a member of a Company Group that may provide coverage for such Assumed Obligation, then after the Closing Date the Parent shall assist the Acquiror and its relevant Subsidiary in making a claim for the benefits of such insurance; provided, however, that the Parent


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

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


shall have no liability with respect to the success or failure of such claim. Neither the Acquiror nor, following the Closing Date, any Subsidiary of the Acquiror shall have any rights as provided in this Section 8.04 with regard to any insurance policies of the Parent that are in effect self insurance, such as retrospectively rated, deductible or captive reinsured policies.

         Section 8.05. Compliance with Competition Laws Applicable to Designated Regulatory Assets.

         (a)      Subject to the Acquiror's compliance with subsection (a) of
                  Section 10.01 and the satisfaction of the conditions contained in subsection (b) of this Section, at any time after the Closing Date and prior to the second anniversary of the Closing Date, the Acquiror may elect to require, by giving notice to the Parent of such election, the Parent or, if the Parent so desires, an Affiliate of the Parent to repurchase any Designated Regulatory Assets for cash consideration equal to the value allocated to such Designated Regulatory Assets in the column entitled "Allocated Dollar Amount" in Schedule 2.13 to the Parent's Disclosure Letter within 90 days after the receipt of such notice by the Parent, and the Parent or, at the election of the Parent, an Affiliate of the Parent shall purchase such Designated Regulatory Assets for such cash consideration within such period. To the extent that an amount set forth in Schedule 2.13 to the Parent's Disclosure Letter becomes the purchase price for any such entity as a Designated Regulatory Asset, such amount shall be reduced by the amount of any payment by the Parent to the Acquiror under Article XII directly related to such entity.

         (b) It shall be a condition to the Acquiror's right to exercise the option with respect to any Designated Regulatory Assets as provided in subsection (a) of this Section that:

                  (i) such assets became Designated Regulatory Assets no more than 90 days prior to the exercise of such option;

                  (ii) such Designated Regulatory Assets shall be transferred to the Parent or an Affiliate of the Parent, as applicable, free and clear of all Liens (other than Liens in existence immediately prior to the Closing) and shall not be subject to an aggregate amount of liabilities materially in excess of the aggregate liabilities to which such Designated Regulatory Assets were subject immediately prior to the Closing;

                  (iii) the Acquiror shall agree, for a period of five years from the date of the transfer of such Designated Regulatory Assets to the Parent or an Affiliate of the Parent, to provide or cause to be provided to or to purchase or cause to be purchased from, as the case may be, the Parent or an Affiliate of the Parent, as applicable, such quantity and quality of products, components, spare parts and services as the other operations of the Businesses have historically provided to, or purchased from, as the case may be, such Designated


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                           Regulatory Assets at the applicable Adjusted Price for such product, component, spare part or service and

                  (iv) at the dates of exercise of the option and at the date of transfer of such Designated Regulatory Assets, the Acquiror shall represent and warrant to the Parent or an Affiliate of the Parent, as applicable, that the matters set forth in clauses (i) and (ii) of this subsection (b) are true and correct and that since the Closing Date, the Acquiror or any other Person owning, operating or managing such Designated Regulatory Assets has, in all Material respects:

                           (A) operated such Designated Regulatory Assets in the usual and ordinary course consistent with past practices;

                           (B) used all commercially reasonable efforts to preserve substantially intact the business organization and goodwill, if any, associated with such Designated Regulatory Assets, to maintain the rights, privileges and immunities, if any, of such Designated Regulatory Assets, to retain the services of any key employees of such Designated Regulatory Assets, to perform in all material respects the material contracts and agreements relating to such Designated Regulatory Assets and to maintain the relationships with customers, regulators and suppliers of such Designated Regulatory Assets;

                           (C) used all commercially reasonable efforts consistent with past practice to maintain and to keep such Designated Regulatory Assets in as good repair and condition as at the Closing Date, ordinary wear and tear excepted, and to maintain supplies and inventories of such Designated Regulatory Assets in quantities consistent with past practice;

                           (D) used all commercially reasonable efforts to maintain in full force and effect insurance, performance bonds, bank guarantees and letters of credit on behalf of or with respect to such Designated Regulatory Assets to the extent consistent with the ordinary course of business consistent with past practice;

                           (E) used all commercially reasonable efforts to maintain in full force and effect all existing Authorizations pursuant to which such Designated Regulatory Assets operate and to obtain timely any additional Authorizations or renewals thereof to the extent material to the ongoing operations of such Designated Regulatory Assets; and

                           (F) complied with all Legal Requirements applicable to such Designated Regulatory Assets.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         (c) The Acquiror shall have 60 days from and after the repurchase by a member of the Parent Group of Designated Regulatory Assets under subsection (a) of this Section 8.05 to present the Parent with a reasonably viable plan pursuant to which (i) one or more members of a Company Group would again purchase all or a portion of such Designated Regulatory Assets or (ii) such member or members of a Company Group would enter into a contractual relationship with one or more Subsidiaries of the Parent that would provide to the Parent and the Acquiror approximately the same economic benefits and obligations as such a purchase of all or a portion of the Designated Regulatory Assets which plan (x) is reasonably likely to be acceptable to all Governmental Authorities having jurisdiction over such Designated Regulatory Assets and (y) may be accomplished in no more than 24 months from the date of repurchase by the member of the Parent Group. The Parent and the Acquiror agree to negotiate in good faith and pursue such plan on commercially reasonable terms so long as it is practicable to do so but in any event no longer than 90 days.

         Section 8.06. Covenant Not to Compete. For a period commencing on the Closing Date and ending on the third anniversary of the Closing Date, the Parent, the Seller and their respective Subsidiaries (whether now existing or hereafter acquired or created and for so long as the Seller and such Subsidiaries remain as Subsidiaries of the Parent) shall not directly or indirectly engage in any geographical area in any business of the same type as that conducted by any of the Businesses as of the Closing Date in that geographical area (a "Competing Business"); provided, however, that the foregoing shall not prohibit (a) the ownership by the Parent, the Seller or any of their respective Subsidiaries (whether now existing or hereafter acquired or created) of less than 5% of the outstanding stock of any publicly-traded corporation engaged in a Competing Business, (b) activities by the Parent, the Seller or their respective Affiliates that were existing activities of the Parent, the Seller or their respective Affiliates as of the Closing Date other than activities of the Businesses, (c) providing services similar to the services provided by the Businesses to only the Parent, the Seller and their Affiliates, provided, that the Parent and the Seller hereby represent that the Parent, the Seller or any Affiliate thereof does not, as of the date hereof or as of the Closing Date, have any current intention of providing any such services, (d) the acquisition of the Parent, the Seller or any of their Affiliates by a third party whose operations involve a Competing Business, (e) the acquisition by the Parent, the Seller or any of their Affiliates of a third party which engages in a Competing Business, provided that the primary purpose of any such acquisition referred to in this clause (e) is not the acquisition of such Competing Businesses, and provided further that such Competing Business referred to in this clause (e) either (i), together with the revenues for any prior acquisition exempted from the provisions of this Section 8.06 by this clause (e)(i), accounts for less than U.S. $50,000,000 in revenues for the last fiscal year of such third party for which financial statements are available or
(ii) is divested by the Acquiror within 270 days from the date it is acquired or
(f) the Parent or any of its Affiliates acquiring any Designated Regulatory Assets pursuant to subsection (a) of Section 8.05; provided, however, that if significant progress has been made and is continuing with respect to such divestiture by the end of such period, the period shall be extended at the request of the Parent for an additional ninety (90) days. If the final judgment of a Court of competent jurisdiction declares that any term or provision of this
Section 8.06 is invalid or unenforceable, the parties agree that the Court making the determination of invalidity or

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid and unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The Parent and the Seller acknowledge that the provisions of this Section 8.06 are reasonable in time and scope and necessary to protect the legitimate interests of the Acquiror and each Buyer and that any violation of this Section 8.06 will result in irreparable injury to the Acquiror, each Buyer and to the Businesses, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to the Acquiror, the Buyers and the Businesses. Accordingly, the Parent and the Seller agree that, if any of them or any of their Subsidiaries (whether now existing or hereafter acquired or created) violates this Section 8.06, the Acquiror, any of the Buyers and the members of each Company Group (following consummation of the transactions contemplated hereby) shall be entitled, in addition to any other remedy that may be available at law or in equity, to specific performance and injunctive relief, without posting bond or other security and without the necessity of proving actual damages.

         Section 8.07. Nonsolicitation. The Parent hereby covenants and agrees that, prior to the Closing Date, the Parent shall not and shall not permit the Seller or any member of either Company Group, (whether directly or indirectly through its officers, directors, advisors, agents or other intermediaries) to
(i) solicit, initiate or take any action to facilitate the submission of inquiries, proposals or offers from any Person or group relating to (A) any acquisition or purchase of any portion of any Business or any Securities, (B) any merger, consolidation, recapitalization, sale of all or substantially all of the assets, liquidation, dissolution or similar transaction involving any member of either Company Group other than in connection with the Reorganization or transactions contemplated by this Agreement or (C) any other transaction that, if agreed to by the Parent or any of its Subsidiaries, would contractually prohibit the Parent or the Seller from consummating all or any part of the transactions contemplated by this Agreement (each such transaction described in clauses (A), (B) and (C) being referred to herein as an "Acquisition Proposal"), or agree to or endorse any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person (other than any Buyer) to do or seek any of the foregoing. The Parent shall, and shall cause the Seller and each member of both Company Groups immediately (i) to cease and cause its officers, directors, advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and (ii) to provide written notification to the Acquiror of any submissions, proposals, offers or inquiries relating to an Acquisition Proposal made prior to the Closing Date but shall not be required to disclose the contents of such proposal or the identity of the bidder. The Parent and the Seller hereby represent that they are not now engaged in discussions or negotiations with any party other than Acquiror with respect to any Acquisition Proposal. After the Closing Date, the Parent shall provide the Acquiror with copies of all written submissions, proposals, offers and inquiries relating to Acquisition Proposals except to the extent that the provisions of such information would violate any contractual obligation of the Parent or its Retained Subsidiaries.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         Section 8.08 Accountants' Opinion and Consents. The Parent shall use all commercially reasonable efforts to cause Arthur Andersen LLP to provide the Acquiror, at the Acquiror's expense, with all opinions and consents (including audit reports) with respect to the consolidated financial statements of the Businesses necessary for inclusion in any offering memoranda prepared in connection with any offering of securities pursuant to Rule 144A promulgated under the Securities Act, or for the completion of filings with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), until such time as such financial statements, opinions and consents are no longer required to be included in such filings by the Securities Act, the Securities Exchange Act or the rules and regulations promulgated thereunder.

         Section 8.09. Financing.

         (a) Subject to subsection (b) of this Section 8.09, prior to the Closing Date, the Parent agrees to use all commercially reasonable efforts to provide, and to cause the Seller and each member of each Company Group, their advisers and the personnel of each member of each Company Group to provide, all necessary cooperation in connection with the arrangement of any financing that is to be consummated contemporaneously with the First Closing or within twelve months after the Closing Date in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents ("Offering Documents"), completion of a 2000 year-end audit, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of each member of each Company Group with respect to solvency matters, comfort letters of accountants and legal opinions as may be reasonably requested by the Acquiror, provided, however, that the advisors and personnel of the Parent shall not be required to participate in meetings, due diligence sessions, or road shows after the six month anniversary of the Closing Date.

         (b) The Acquiror agrees that it will provide the Parent with a reasonable opportunity to review each Offering Document and that it will not, and will cause its Affiliates and its and their agents, advisors, underwriters and placement agents to not, distribute such Offering Document to any investor or potential investor in any of the securities offered or to be offered pursuant to such Offering Document without obtaining the prior written approval of the Parent (which approval shall not be unreasonably withheld) of all information contained in such Offering Document that relates in any way to the Businesses.

         (c) The Parent shall cooperate and shall cause the Seller and each member of each Company Group to cooperate with any reasonable requests of the Acquiror or the SEC related to the recording of the transaction contemplated hereby as a Recapitalization for financial reporting purposes, including assisting the Acquiror


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  and its Affiliates with any presentation to the SEC with regard to such recording. Unless otherwise required by Law or by any pronouncement of the SEC or by any authoritative accounting association after the Closing Date, the Parent agrees that it will not report the transaction contemplated hereby for financial accounting or other public disclosure purposes in a manner inconsistent with such recording.

         (d) The Acquiror agrees to reimburse the Parent promptly for all reasonable costs and expenses incurred by the Parent or any of its Affiliates in connection with the Parent's obligations under this Section 8.09.

                              HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         Section 8.10. Financial Statements.

         (a) From the date hereof to the Closing Date, the Parent shall provide the Acquiror with (i) monthly management reports on the Businesses, (ii) an unaudited consolidated balance sheet of the Businesses and the related consolidated statements of operations of the Businesses for each calendar month within 20 days after the end of such calendar month and (iii) any other financial reports prepared routinely by management of the Company Groups.

         (b) The Parent shall use all commercially reasonable efforts to provide to the Acquiror, on or before February 28, 2001, consolidated statements of assets contemplated for sale and liabilities expected to be transferred of the Dresser Equipment Group as of December 31, 2000 and December 31, 1999 and the related consolidated statements of revenues and expenses and cash flows for the years ended December 31, 2000, 1999 and 1998, each prepared in accordance with U.S. GAAP (including the related notes thereto) and audited by Arthur Andersen, LLP.

         Section 8.11. Assignments. To the extent that any assets listed in the Parent's Disclosure Letter or that are otherwise Material to the Businesses are not held by a member of any Company Group, the Parent shall, prior to the Closing, effect the assignment of such assets to a member of a Company Group designated by the Acquiror. To the extent that time does not permit proper recordation of such assignments, as for example in the case of certain assignments of Intellectual Property, the Parent shall cause the assignment of beneficial title to be effected prior to the Closings and, subsequent to the Closings, will provide such assistance and cooperation as necessary to effect recordable assignments of such assets.

         Section 8.12. Release of Liens. To the extent that any Liens exist with respect to any assets and properties of any member of the Company Groups securing debt of any member of the Parent Group, the Parent agrees to use all commercially reasonable efforts to cause such Liens, to the extent they attach to such assets and/or properties, to be released as soon as practicable.

         Section 8.13. Environmental Schedules. The Parent agrees that the Parent will prepare and deliver to the Acquiror at the First Closing a revised
Schedule 5.11 to the Parent's Disclosure Letter to set forth all matters described in clause (a), (c) and (e) of the definition of Indemnifiable Environmental Matters as of the Closing Date, which Schedule 5.11 shall (a) constitute a representation and warranty, which shall survive until the fifth anniversary of the Closing Date, as to such matters as of the Closing Date subject to the provisions of clause (i) of subsection (a) of Section 12.02 and
(ii) govern the matters subject to indemnification pursuant to the provisions of
Article XII as that Article applies to such Indemnifiable Environmental Matters.

         Section 8.14. Use of Dresser Name. Prior the Closing, the Parent agrees that it will not directly or indirectly organize any new Subsidiary, or rename any existing Subsidiary, using the name Dresser or any variation thereof.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                   ARTICLE IX

                            COVENANTS OF THE ACQUIROR

         Section 9.01. Confidentiality Agreement. The parties hereto hereby incorporate by reference the provisions of paragraphs 1 to 3, inclusive, and 8 to 11, inclusive of the Confidentiality Agreement (including any addenda thereto).

         Section 9.02. Corporate Name. Neither the Acquiror nor any Buyer shall acquire, and no member of either Company Group shall acquire or retain, any rights to the name "Halliburton" (or any variation thereof) or any trademarks, trade names or symbols related thereto. The Acquiror shall, as soon as reasonably practicable after the Closing Date (and in any event, within 60 days thereafter), cause each member of each Company Group to amend its Organizational Documents to the extent necessary to remove the "Halliburton" name (and any variations thereof) from the name of such company and to remove all trademarks, trade names, logos and symbols related to such name from the properties and assets (including all signs) of the members of the Company Groups.

         Section 9.03. Surety Arrangements. The Acquiror acknowledges the list of Surety Arrangements set forth on Schedule 5.09(c) to the Parent's Disclosure Letter. The Acquiror agrees to use all commercially reasonable efforts prior to the Closing Date to substitute the credit of the Acquiror or a Subsidiary of the Acquiror for that of the Parent or the Retained Subsidiary of the Parent in each such Surety Arrangement, such substitution to take effect at the First Closing. The Acquiror agrees that it will, from and after the Closing Date, indemnify and hold the Parent and each Retained Subsidiary harmless from and against any and all losses, claims and damages arising from any Surety Arrangement extant at the First Closing and, to the extent that the Acquiror is not able to effect such a substitution prior to the Closing Date, the Acquiror also agrees (a) to continue to use, and to cause each Buyer to use, its commercially reasonable efforts thereafter to effect such a substitution with respect to each Surety Arrangement and (b) to provide to the Parent at the First Closing a letter of credit issued by a responsible commercial bank reasonably acceptable to the Parent against which the Parent and the Retained Subsidiaries may draw to the extent of any loss or damage they may incur or suffer as a result of being required to perform any obligations under any Surety Arrangements from and after the Closing Date.

         Section 9.04. Dresser Valve Division Contracts. From and after the Closing Date, the Acquiror shall cause its Subsidiaries engaged in the Dresser Valve Division Business to use their commercially reasonable efforts to amend the executory alliance contracts, master purchase agreements and purchase orders of the Dresser Valve Division Business that do not contain any provision expressly prohibiting awards of consequential damages as a partial remedy for breach of such contract to include such a provision prior to the first renewal or extension thereof.

                              HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                    ARTICLE X

                                MUTUAL COVENANTS

         Section 10.01. Cooperation. The covenants in this Section 10.01 shall apply to the parties hereto from and after the date of this Agreement:

         (a) Each of the Parent and the Acquiror shall use, and shall cause each of its respective Affiliates to use, all commercially reasonable efforts (i) to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things that, in either case, are necessary, proper or advisable under applicable Legal Requirements (other than foreign competition Laws except those of the Category 1, 2A and 2B Jurisdictions) or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) subject to the provisions of clause (iii) of this subsection (a), to obtain from any Governmental Authorities and Courts any Authorizations or Orders required to be obtained by the Parent or the Acquiror or any of their Affiliates in connection with the authorization, execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and (iii) to make all necessary filings as expeditiously as reasonably practicable, and thereafter to make promptly any other required submissions, with respect to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby required under the HSR Act, any foreign competition Laws of a Category 1 Jurisdiction, a Category 2A Jurisdiction or a Category 2B Jurisdiction that are applicable to the transactions contemplated by this Agreement and any other applicable Legal Requirements (other than foreign competition
                  Laws). With respect to the Laws of the Covered Jurisdictions, the Parent and the Acquiror shall furnish or cause to be furnished all information required for any application or other filing to be made pursuant to any such Laws or any applicable Regulations in connection with the transactions contemplated by this Agreement.

         (b) Each of the Parent and the Acquiror shall timely give or cause to be given any notices to third Persons, and use, and cause its respective Affiliates to use, commercially reasonable efforts to obtain any Third Person Consents (i) necessary, proper or advisable for Parent or the Acquiror, as the case may be, to consummate the transactions contemplated by this Agreement or to satisfy any of the Closing Conditions, (ii) in the case of the Parent and its Affiliates, otherwise required under any Principal Contracts in connection with the consummation of the transactions contemplated hereby or (iii) in the case of the Parent and its Affiliates, required in order to prevent a Material Adverse Effect on the Businesses from occurring prior to or after the Closing Date; provided, however, that, with respect to Third Person Consents set forth on Schedule 5.02(c), the Parent shall use, and cause its Affiliates to use, efforts that are deemed customary and usual in the jurisdiction in which any such Third Person Consent is required to obtain any such Third Person Consent;


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  provided, further, that the Parent shall not be required to expend an amount of money that would be unreasonable in light of local custom and practice in order to obtain any such Third Person Consent. The Parent and Acquiror shall cooperate with each other in connection with the giving of all such notices and the preparation of all consent or waiver requests or agreement amendments. The Parent and the Acquiror shall cooperate with each other in providing copies of all such documents to the other party and its advisors, and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Parent and Acquiror shall furnish or cause to be furnished all information requested by the other party in connection with this subsection (b).

         (c) Each of the Parent and the Acquiror shall give, and shall cause its Affiliates to give, prompt notice to the other of
                  (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated hereby, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Parent, the Acquiror or any member of a Company Group that relate to the consummation of the transactions contemplated hereby and (iv) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely (A) to cause any Closing Condition relating to the obligations of the other party not to be satisfied, (B) to cause a breach of the covenants of such party under this Agreement or (C) to delay or impede the ability of either the Parent or the Acquiror to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein. No delivery of any notice pursuant to clause (iv) of this subsection (c) shall cure any breach of any representation or warranty of the party giving such notice contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

         (d) Each of the Parent and the Acquiror agree to cooperate and to use, and to cause their Affiliates to cooperate and to use, all commercially reasonable efforts, vigorously to contest and to resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) of any Court or Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement, including the vigorous pursuit of all available avenues of administrative and judicial appeal and all available legislative action. Each of the Parent and the Acquiror also agree to use all commercially reasonable efforts to take, or to cause to be taken, any and all actions, including the disposition (by the Acquiror) or retention (by the Parent) of assets or the withdrawal from doing business in particular jurisdictions, required by any Court or Governmental Authority as a condition to the granting of any Authorization or Order


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  necessary for the consummation of the transactions contemplated hereby or as may be required to avoid, lift, vacate or reverse any legislative, administrative or judicial action to the extent that such action would otherwise cause any condition to the First Closing not to be satisfied or would restrict, prevent or prohibit the consummation of the transactions contemplated hereby; provided, however, that in no event shall the Parent be required to take, or cause to be taken, any action that could reasonably be expected to have a Material Adverse Effect on the Parent or on the Businesses or shall the Acquiror be required to take, or cause to be taken, any action that could reasonably be expected to have a Material Adverse Effect on the Acquiror or on the Businesses.

         (e) The Parent shall use its commercially reasonable efforts consistent with its fiduciary obligations to cause any Non-Controlled Entity in which it has a direct or indirect ownership interest to take action consistent with its other obligations under this Section 10.01 including (i), where appropriate, voting, directly or indirectly, the Equity Securities owned by it directly or indirectly in such Non-Controlled Entity in a manner consistent with such obligations and (ii) instructing each director or similar official of such Non-Controlled Entity appointed, directly or indirectly, by it to act in a manner consistent with such obligations so long as any such action does not violate such director's or official's fiduciary duties. In this regard, the Acquiror acknowledges that none of the Non-Controlled Entities in which the Parent has a direct or indirect ownership interest is under the direct or indirect control of the Parent.

         (f) Nothing in this Section 10.01 shall be deemed to require divestiture of any securities or other assets owned prior to the Closing Date by the Acquiror, any direct or indirect holder of Equity Securities in the Acquiror or any Affiliate of the foregoing Persons.

         Section 10.02. Ancillary Agreements. The Parent and the Acquiror agree to execute and deliver at the First Closing:

                  (i)      the Merger Agreement;

                  (ii)     the Assignment of Name;

                  (iii)    the Highway 6 Lease Agreement;

                  (iv)     the Employee Benefits Agreement;

                  (v)      the Transition Services Agreement; and

                  (vi)     the Stockholders' Agreement.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         Section 10.03. Public Announcements. Promptly following the execution and delivery of this Agreement, the Parent and the Acquiror shall issue concurrent press releases with respect to the subject matter of this Agreement. Pending the Closing Date, the Acquiror and the Parent shall consult with, and obtain the prior approval of, the other, which shall not be unreasonably withheld, before issuing any other press release or otherwise making any public statements with respect to the transactions contemplated hereby. Neither the Parent nor the Acquiror shall permit any of its Affiliates to make any press release or public statement with respect to the transactions contemplated hereby. Notwithstanding the foregoing, this Section shall not preclude any party from issuing such press releases, making such other public statements or making such filings with or applications to Governmental Authorities, including a filing of a Current Report on Form 8-K by the Parent with the SEC with respect to the transactions contemplated hereby, as such party in good faith believes to be required under applicable Legal Requirements.

         Section 10.04. Transfer Taxes. The Parent and the Acquiror shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, and stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable as a direct result of the transactions contemplated hereby ("Transfer Taxes"). The Transfer Taxes that become payable as a result of the transfers included in the Reorganization and as a result of the sale of the Securities shall be paid 50% by the Acquiror and 50% by the Parent.

         Section 10.05. Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred by the Parent in connection with this Agreement and the transactions contemplated hereby shall be paid by the Parent, and all costs and expenses incurred by the Acquiror in connection with this Agreement and the transactions contemplated hereby shall be paid by the Acquiror. Notwithstanding the foregoing, the Acquiror shall be responsible for and shall pay or reimburse the Parent for (i) all expenses incurred in connection with steps I-7, I-8, I-9, I-10, I-12, I-13, II-1, II-10, III-1, IV-1, IV-3, V-1,
V-2A, V-4, V-6, V-11, V-16, V-19, V-27 and V29 in the Reorganization described in Annex B and any actions taken at the direction of the Acquiror or any individual that the Acquiror has identified in written notice to the Parent and
(ii) any Taxes that would not have been incurred but for such actions and steps. For the avoidance of doubt all costs incurred in the formation of DI France S.A.S. are the responsibility of the Acquiror and all costs incurred in the formation of DI Singapore Pte Ltd. are the responsibility of Parent. Notwithstanding the foregoing, the Parent shall be responsible for, and shall pay or reimburse the Acquiror for, the expenses incurred as a result of recording assignments of Intellectual Property and Real Property pursuant to
Section 8.11, whether prior to or after the Closings.

         Section 10.06. Tax Matters.

         (a) Within 240 days after the Closing Date, the Acquiror in its sole discretion may cause to be made a timely and effective election under section 338(g) of the Code (a "Section 338 Election") with respect to a qualified stock purchase (within the meaning of Section 338 of the Code) of any member of a Company Group that is a foreign corporation.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         (b) The Acquiror shall indemnify and hold harmless the Parent and each member of the affiliated group of which the Parent is the common parent (within the meaning of section 1504 of the Code) from and against any United States federal or state income or franchise Tax Consequence arising solely by reason of any
                  Section 338 Election made. A "Tax Consequence" shall include (by way of example and not limitation) a reduction in or change in characterization of available foreign taxes under sections 901 or 902 of the Code.

         (c)      The Parent and the Acquiror shall make a joint election under section 338(h)(10) of the Code and any similar election under the applicable income tax law of any state or political subdivision of the United States (collectively, the "Section 338(h)(10) Elections") with respect to the Acquiror's purchase of the Securities of DEGI and any deemed purchase of the Securities of any Subsidiary of DEGI that is a domestic corporation within the meaning of Section 7701 of the Code. The Acquiror shall prepare and submit to the Parent a proposed allocation of the aggregate deemed sales price (as defined in Treasury Regulation Section 1.338-4T) for each member of the DEGI Group among the assets of each such member as soon as practicable but not later than 240 days after the Closing Date. The Parent shall approve and agree to the proposed allocation unless the Parent reasonably determines that the proposed allocation is improper. Neither the Acquiror nor the Parent shall take any action inconsistent with, or fail to take any action necessary for, the validity of the Section 338(h)(10) Elections, and, if an allocation schedule is agreed to by the Acquiror and the Parent, the Acquiror and the Parent shall adopt and utilize the asset values as determined on the allocation schedule for the purpose of all Tax Returns filed by them unless otherwise required by applicable law. Not later than 240 days after the Closing Date, the Acquiror shall prepare and deliver to the Parent an Internal Revenue Service Form 8023 and any similar form under applicable state income tax law (the "Forms") with respect to the Section 338(h)(10) Elections, together with any completed schedules required to be attached thereto, which Forms shall have been duly executed by an authorized person for the Acquiror. The Parent shall cause the Forms to be duly executed by an authorized person for the Parent and shall provide an executed copy of the Forms to the Acquiror, whereupon each shall duly and timely file the Forms as prescribed by Treasury Regulation 1.338(h)(10)-1T or the corresponding provisions of the applicable income tax law of any state or political subdivision of the United States. Each such executed Form provided to the Parent shall be accompanied by a certificate of the secretary of the Acquiror that documents the authority of the signatory to make the
                  Section 338(h)(10) Election.

         (d) The Parent shall cause to be included in the consolidated U.S. federal income Tax Returns (and the U.S. state income Tax Returns of any U.S. state that permits consolidated, combined or unitary income Tax Returns, if any) of the affiliated group of corporations of which the Parent is the common parent corporation for all periods ending on or before the Closing Date, all Tax Items of each member of each


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                  Company Group that are required to be included therein, shall cause such Tax Returns to be timely filed with the appropriate taxing authorities, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the periods covered by such Tax Returns. To the extent permitted by law or administrative practice, (A) the taxable year of DEGI and each of its Subsidiaries (after reflecting the Reorganization) that is a domestic corporation that includes the Closing Date shall be treated as closing on (and including) the Closing Date and (B) all transactions occurring on the Closing Date but after the Closings shall have occurred shall be reported on the Acquiror's consolidated United States federal income tax return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of the Acquiror or its Affiliates.

         (e) With respect to all Tax Returns required to be filed after the Closing Date by or with respect to any member of a Company Group other than those Tax Returns described in subsection (d) of this Section, the Acquiror shall cause each such Tax Return to be prepared, shall cause to be included in each such Tax Return all Tax Items required to be included therein, shall cause each such Tax Return to be timely filed with the appropriate taxing authorities, and shall be responsible for the timely payment (and entitled to any refund or credit) of all Taxes due with respect to the period covered by each such Tax Return. Any Tax Return to be prepared pursuant to the provisions of this subsection (e) with respect to a taxable year that includes any period on or before the Closing Date shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by changes in law or fact.

         (f) With respect to all Tax Returns filed by or with respect to any member of a Company Group on or prior to the Closing Date, the Parent shall be responsible for the payment of all Taxes and shall be entitled to all refunds or credits of any Taxes attributable to the periods covered by such Tax Returns and shall have the right, at its sole cost and expense, to control the defense, prosecution, settlement or compromise of any proceeding involving any such Tax Return or the period covered thereby, and the Acquiror shall take such action in connection with any such proceeding as the Parent shall request from time to time, including the selection of counsel and experts and the execution of powers of attorney; provided, however, that if Acquiror or any member of a Company Group would bear any liability for Taxes at issue in such proceeding for which Acquiror would not be indemnified pursuant to Article XII, or if Acquiror or any member of a Company Group would be bound by the results of such proceeding for Tax periods (or portions thereof) beginning after the Closing Date, then (i) the Acquiror may also participate in such proceeding at its own expense and (ii) neither party may settle any such proceeding without the written consent of the other party (which consent shall not be unreasonably withheld). The Parent shall give written notice to the Acquiror of, and the Acquiror shall, and shall cause each member of a Company Group to, give written notice to

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  the Parent, of its receipt of any notice of any audit, examination, claim or assessment for any Tax which could result in any such proceeding, within 20 Business Days after the receipt of such notice. Failure of the Acquiror or any BV Company or Subsidiary to give the Parent written notice of any such audit, examination, or assessment within such 20 Business Day period shall cause the provisions of Article XII to be inapplicable to any Losses realized with respect to such Tax but only to the extent Parent was actually prejudiced by such failure.

         (g) The Acquiror and the Parent shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this
                  Section 10.06 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such proceeding and making employees (including employees of any member of a Company Group) available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Acquiror and the Parent agree (i) to retain all Books and Records with respect to Tax matters pertinent to the any member of a Company Group relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Acquiror or the Parent, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such Books and Records and, if the other party so requests, the Acquiror or the Parent, as the case may be, shall allow the other party to take possession of such Books and Records. The Acquiror and the Parent further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). The Acquiror and the Parent further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and the Treasury Regulations promulgated thereunder.

         Section 10.07. Offers to Employees.

         (a) The Parent has listed in Schedule 10.07(a) to the Parent's Disclosure Letter the names and positions of certain of those employees of the Parent or one of the Retained Subsidiaries that have been seconded to members of the Company Groups. The Acquiror agrees that, pending the Closing Date and for a period of six (6) months thereafter, neither the Acquiror nor any of its Subsidiaries, including the Buyers and (after the Closing Date) their Subsidiaries, will make any offer of employment or solicit any request for employment to or from any of the employees so listed, except (i) for any such employees included in an agreed list contained in a letter of even date


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  herewith from the Parent to the Acquiror or (ii) with the prior written consent of the Parent. For purposes of the preceding sentence, the term "employment" shall include an employee/employer relationship and/or a consulting relationship.

         (b) The Parent and the Acquiror shall, and shall cause their respective Subsidiaries to, use reasonable efforts to cause each individual listed on Schedule 10.07(b) to enter into an employment agreement with a member of a Company Group on terms reasonably satisfactory to the Acquiror. In this regard, the Acquiror agrees to offer terms of employment to such individuals that are as good or better than their existing terms of employment taken in the aggregate for each employee.

         Section 10.08. Related Party Contracts. Schedule 5.09(b) to the Parent's Disclosure Letter provides a complete and accurate list of the Related Party Contracts. To the extent that the Parent controls the parties to such Related Party Contracts, the Parent agrees to cause such parties to terminate each such Related Party Contract specified in Schedule 5.09(b) to the Parent's Disclosure Letter prior to the Closing, such Related Party Contracts to be replaced by the Transition Services Agreement and the Highway 6 Deed and the Highway 6 Lease. Any contract that is between any member of the Parent Group and any member of the Company Group but does not constitute a Principal Contract shall terminate at the Closing.

         Section 10.09 Litigation Support.

         (a) If and for so long as the Acquiror, any Buyer or any member of either Company Group is actively contesting or defending against any charge, complaint, claim or demand (a "Claim") or any action, suit, proceeding, investigation or hearing (an "Action") based thereon in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any member of either Company Group, the Parent and the Seller shall, if neither the Parent nor any of its Subsidiaries is a party to or involved in such Claim or Action, reasonably cooperate with the contesting or defending party and its counsel in the contest or defense, make reasonably available their personnel and provide such testimony and reasonable access to their Books and Records as shall be necessary in connection with the contest or defense, the out-of-pocket expense of which shall be for the account of the contesting or defending party. The covenant contained in this subsection (a) shall not apply to any matter that is subject to the indemnification obligations of the parties under Article XII, other than a Proceeding as to which an Indemnifying Party has assumed the legal defense in accordance with subsection (d) of
                  Section 12.04 or under Section 12.05.

         (b) If and for so long as the Parent, the Seller or any of their respective Affiliates is actively contesting or defending against any Claim or Action based thereon in connection with
                  (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving any of the Businesses,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  the Acquiror, each Buyer and each member of each Company Group shall, if neither the Acquiror nor any of its Subsidiaries is a party to or involved in such Claim or Action, reasonably cooperate with the contesting or defending party and its counsel in the contest or defense, make reasonably available their personnel and provide such testimony and reasonable access to their Books and Records as shall be necessary in connection with the contest or defense, the out-of-pocket expense of which shall be for the account of the contesting or defending party. The covenant contained in this subsection (b) shall not apply to any matter that is subject to the indemnification obligations of the parties under Article XII, other than a Proceeding as to which an Indemnifying Party has assumed the legal defense in accordance with subsection (d) of
                  Section 12.04 or under Section 12.05.

         Section 10.10. Post-Closing Matters.

         (a) From and after the Closing Date, each party hereto agrees to execute such further instruments or documents as any other party may from time to time reasonably request in order to confirm or carry out the transactions contemplated by this Agreement; provided, however, that no such instrument or document shall increase a party's liability beyond that contemplated hereby.

         (b) From and after the Closing Date, the Acquiror and each Buyer shall cause each member of each Company Group (other than any Non-Controlled Entity), and shall use all commercially reasonable efforts to cause each Non-Controlled Entity, to maintain copies of all Books and Records in the possession of such members of the Company Groups and the Non-Controlled Entities at the Closing Date and shall prevent such members of the Company Groups, and shall use all commercially reasonable efforts to prevent each Non-Controlled Entity, from destroying any of such Books and Records for a period of six years following the Closing Date or, to the extent applicable, the period specified in clause (i) of subsection 10.06(g). During the period of retention of such Books and Records, the Acquiror and the Buyers shall cause such members of each Company Group, and shall use all commercially reasonable efforts to cause each Non-Controlled Entity, (i) to grant to the Parent or the appropriate Seller and its Representatives reasonable cooperation, access and staff assistance at all reasonable times and upon reasonable notice to all of such Books and Records of such entities relating to the period prior to the Closing Date (including workpapers and correspondence with taxing authorities) that are not otherwise protected by legal privilege, (ii) to afford the Parent or the appropriate Seller and its Representatives the right, at the Parent's expense, to take extracts therefrom and to make copies thereof and (iii) to have access to the employees of the members of the Company Groups, all to the extent reasonably necessary or appropriate for general business purposes, including the preparation of tax returns and the handling of tax audits, disputes and litigation; provided, however, that such requested cooperation, access and assistance shall not unreasonably interfere with the normal operations of the Businesses. In this regard, the Parent acknowledges that the


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                                       58

                  Non-Controlled Entities will not be under the direct or indirect control of the Acquiror.

         (c) To the extent that the Acquiror shall, directly or indirectly, sell or otherwise transfer its interests in any member of either Company Group subsequent to the Closing Date, the Acquiror agrees to use all reasonable efforts to obtain from the transferee of such interests an obligation to comply with the provisions of subsection (b) of this Section, which obligation shall be enforceable by the Parent as a third party beneficiary.

                                   ARTICLE XI

                           CONDITIONS TO FIRST CLOSING

         Section 11.01. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of the Parent and the Acquiror to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the First Closing of the following conditions, any or all of which may be waived by the parties hereto, in whole or in part, to the extent permitted by applicable Law:

         (a) No Governmental Authority or Court shall, following the date of this Agreement, have enacted, issued, promulgated, enforced or entered any Legal Requirement (other than any Legal Requirement constituting or under foreign competition Laws) (whether temporary, preliminary or permanent) that is in effect and prohibits or renders illegal the transactions contemplated hereby in a manner that is Material and adverse to the Parent, the Acquiror or the Businesses.

         (b) The waiting period under the HSR Act shall have expired or been terminated and all Category 1 Requirements shall have been satisfied.

         (c) The parties hereto shall have obtained each Authorization required under any applicable Regulatory Transfer Restriction (other than any foreign competition Laws) required for consummation of all or any part of the transactions contemplated hereby.

         (d)      The Reorganization shall have been effected.

         (e) The Parent shall have obtained each Third Person Consent listed on Schedules 3.03 and 4.03 of the Parent's Disclosure Letter, and the Acquiror shall have obtained each Third Party Consent listed on Schedule 6.03 to the Acquiror's Disclosure Letter.

         (f) The Releases of Intercompany Indebtedness shall have been executed and delivered as required by subsection (c) of
                  Section 2.06.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         Section 11.02. Additional Conditions to the Parent's Obligations. The obligations of the Parent to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the First Closing of the following conditions, any or all of which may be waived by the Parent, in whole or in part, to the extent permitted by applicable Law:

         (a) Each of the representations and warranties of the Acquiror contained in this Agreement that is qualified as to Materiality shall be true and correct in all respects, and each of such representations and warranties that is not so qualified shall be true and correct in all Material respects, as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date (except to the extent that any such representations or warranties were made as of a specified date, in which event such representations and warranties shall continue on the Closing Date to have been true and correct at and as of such specified date). The Parent shall have received a certificate of the Chief Executive Officer or the President and the Chief Financial Officer of the Acquiror, dated the Closing Date, to such effect.

         (b) The Acquiror shall have performed or complied in all Material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to Closing Date. The Parent shall have received a certificate of the Chief Executive Officer or the President and the Chief Financial Officer of the Acquiror, dated the Closing Date, to such effect.

         (c) The Acquiror, the Transitory Merger Sub or another Subsidiary of the Acquiror, as appropriate, shall have executed and delivered the Ancillary Agreements.

         (d) No action, suit, arbitration or investigation (other than any action, suit, arbitration or investigation disclosed in the Parent's Disclosure Letter) shall be pending or threatened in writing against any member of the Parent Group that is based on or arises out of the transactions contemplated by this Agreement by:

                  (i) any Governmental Authority that could reasonably be expected to have a Material Adverse Effect on the Parent Group and the success of which on the merits is at least "reasonably possible" as that term is used in Financial Accounting Standards Board's Statement of Accounting Standards No. 5 ("FAS No. 5"); or

                  (ii) any third Person who claims damages that are Material and the success of which on the merits is at least "reasonably possible" as that term is used in FAS No. 5.

         (e) The Parent shall have received an opinion from outside counsel (which may consist of opinions from more than one outside counsel) to the Acquiror, dated the Closing Date and in form and substance substantially similar to the form thereof attached hereto as Appendix X.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         Section 11.03. Additional Conditions to the Acquiror's Obligations. The obligations of the Acquiror to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the First Closing of the following conditions, any or all of which may be waived by the Acquiror, in whole or in part, to the extent permitted by applicable Law:

         (a)      (i)      Each of the representations and warranties of the
                           Parent and the Seller contained in this Agreement that is qualified as to Materiality shall be true and correct in all respects, and each of such representations and warranties that is not so qualified shall be true and correct in all Material respects, as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date (except to the extent that any such representations or warranties were made as of a specified date, in which event such representations and warranties shall continue on the Closing Date to have been true and correct at and as of such specified date). The Acquiror shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Parent, dated the Closing Date, to such effect.

                  (ii) All of the representations and warranties of the Parent and the Seller contained in this Agreement shall be true and correct at and as of the Closing Date as though made again on and as of the Closing Date (except to the extent that any such representations or warranties were made as of a specified date, in which event such representations and warranties shall continue on the Closing Date to have been true and correct as of such specified date), except where any untruth and incorrectness of such representations and warranties could not, singly or in the aggregate, be reasonably expected to have an adverse effect measured in monetary terms of U.S. $50,000,000 or more. Solely for purposes of determining the monetary effect to which reference is made in the next preceding sentence of this clause
                           (ii) of this subsection (a), the representations and warranties of the Parent and the Seller contained in this Agreement shall be deemed to have been made without any qualification as to materiality and, accordingly, all references in such representations and warranties to "Material," "Materially, "Material Adverse Effect," and similar terms and phrases (including references to the dollar thresholds therein) shall be deemed to be deleted therefrom.

         (b) The Parent and the Seller shall have performed or complied in all Material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to Closing Date. The Acquiror shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Parent and the Seller, dated the Closing Date, to such effect.

         (c) None of the Authorizations required in order to consummate the transactions contemplated by this Agreement are subject to any conditions that, individually or


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                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on the Acquiror or the Businesses.

         (d) The Parent or a Retained Subsidiary, as appropriate, shall have executed and delivered each of the Ancillary Agreements.

         (e) No action, suit, arbitration or investigation (other than any action, suit, arbitration or investigation disclosed in the Parent's Disclosure Letter) shall be pending or threatened in writing against any member of either Company Group by:

                  (i) any Governmental Authority that could reasonably be expected to have a Material Adverse Effect on the Businesses and the success of which on its merits is at least "reasonably possible" as that term is used in FAS No. 5; or

                  (ii) any third Person who claims damages that are Material and the success of which on the merits is at least "reasonably possible" as that term is used in FAS No. 5.

         (f) After giving effect to the forgiveness of Intercompany Indebtedness contemplated by subsection (c) of Section 2.06 and subsection (c) of Section 2.07, the members of the Company Groups at the First Closing shall in the aggregate have not less than U.S. $30,000,000 (thirty million dollars) in cash and cash equivalents (net of the aggregate amount of (i) outstanding checks and overdrafts drawn on bank accounts of all members of the Company Groups and (ii) any notes payable by any member of either Company Group) and the Acquiror shall have received a certificate from the Chief Financial Officer of the Parent to such effect.

         (g) The Acquiror shall have obtained an aggregate of U.S. $970 million of debt financing from the lenders referred to in the Commitment Letters on the terms and structure contemplated by the Commitment Letter Term Sheets attached to the Commitment Letters.

         (h) A member of a Company Group shall have entered into an employment agreement with at least 23 out of the 35 people listed on Schedule 10.07(b) to the Parent's Disclosure Letter on terms reasonably satisfactory to the Acquiror, and such employment agreements shall remain in full force and effect on the Closing Date and shall not have been amended, modified or restated without the consent of the Acquiror.

         (i) No authoritative pronouncement shall have been issued subsequent to the date of this Agreement by the SEC or by a self regulatory board of the U.S. accounting profession that would prohibit the Acquiror from (A) recording the transactions contemplated by this Agreement as a Recapitalization for financial reporting purposes or (B) restructuring such transactions in a manner that would preserve the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  economic effects of recording such transactions as a Recapitalization for financial reporting purposes.

         (j) The Parent shall have executed and delivered to the Acquiror the Release contemplated by clause (i) of subsection 2.06(d) and the Parent shall have prepared, executed and delivered to the Acquiror the tax certificate referenced in clause (ii) of subsection 2.06(d).

         (k) The Parent shall have executed and delivered to the Acquiror the Highway 6 Deed.

         (l) The Acquiror shall have received an opinion from outside counsel (which may consist of opinions from more than one outside counsel) to the Parent, dated the Closing Date and in form and substance substantially similar to the form thereof attached hereto as Appendix XI.

         (m) The Acquiror shall have received the financial statements referred to in Section 8.10(b) prior to the First Closing.

                                   ARTICLE XII

                                 INDEMNIFICATION

         Section 12.01. Survival of Representations, Warranties, Covenants and Agreements.

         (a) Except as set forth in subsection (b) of this Section, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

         (b)      (i)      The representations and warranties of the Parent
                           contained in Articles III and IV and in Sections
                           5.01, 5.02 and 5.03 and those of the Acquiror contained in Article VI shall survive the Closings and any investigation by the parties with respect thereto without contractual restriction, but the representations and warranties of the Parent and the Acquiror contained in Article VII shall terminate at the Closing and be of no further force or effect.

                  (ii) The representations and warranties of the Parent contained in Article V (other than those in Sections 5.01, 5.02, 5.03, 5.08, 5.10, 5.11 and 5.12) shall survive the Closings and any investigation by the parties with respect thereto, but shall terminate and be of no further force or effect on the date that is 90 days following the completion of an audit of the Businesses or portions thereof for the calendar year in which the Closing Date shall occur (but in any event no later than June 30, 2002).


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                  (iii) The representations and warranties of the Parent contained in Section 5.10 and Section 5.08 shall survive the Closings and any investigation by the parties with respect thereto until the expiration of the applicable statute of limitations (including extensions thereof) plus 90 days.

                  (iv) The representations and warranties of the Parent contained in Section 5.11 shall survive the Closings and any investigation by the parties with respect thereto, but shall terminate and be of no further force or effect on the fifth anniversary of the Closing Date.

                  (v) The representations and warranties of the Parent contained in Section 5.12 shall survive the Closings and any investigation by the parties with respect thereto, but shall terminate and be of no further force or effect on the third anniversary of the Closing Date.

                  (vi) Notwithstanding any of the foregoing clauses of this subsection (b), any such representation or warranty as to which a bona fide claim relating thereto is asserted in writing (which states with specificity the basis therefor) in accordance with Section 12.04 or Section 12.05 during such applicable survival period shall, with respect only to such claim, continue in force and effect beyond such applicable survival period pending resolution of the claim. The covenants and agreements in this Article XII shall survive the Closings and shall remain in full force and effect for such period as is necessary to resolve any bona fide claim made with respect to any representation or warranty contained in this Agreement during the survival period thereof. The remaining covenants and agreements of the parties hereto contained in this Agreement shall survive the Closings without any contractual limitation on the period of survival.

         Section 12.02. General Indemnification by the Parent.

         (a) If the transactions contemplated hereby to occur at the Closings are effected and subject to the provisions of subsection (b) of Section 12.01, the Parent and the Seller, jointly and severally, hereby agree (each, in such capacity, an "Indemnifying Party"), from and after the Closing Date, to indemnify and hold harmless the Acquiror, the Buyers, their Affiliates and the directors, officers and employees of such Persons (each, in such capacity, an "Indemnified Party") against any losses, claims, demands, damages, judgments, settlements, liabilities, charges and deficiencies, in each case whether arising out of third party claims or otherwise, and any reasonable legal or other expenses incurred in connection with investigating or defending against the foregoing (collectively, "Losses") that such Indemnified Party shall actually incur, to the extent that such Losses (or actions, suits or proceedings in respect thereof and any appeals therefrom ("Proceedings")):


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                     AGREEMENT AND PLAN OF RECAPITALIZATION

                  (i) arise out of or result from the untruth or breach of any representation or warranty made in Article III, IV or V for the benefit of the Acquiror; or

                  (ii) arise out of or result from the nonperformance in accordance with its terms of any covenant or agreement made herein for the benefit of the Indemnified Party by the Indemnifying Party; or

                  (iii) arise out of or result from the nonpayment or nonperformance of any Excluded Liability; or

                  (iv) arise out of any Taxes payable as a result of the transactions contemplated by the Reorganization other than in connection with the steps listed in, and actions contemplated by, Section 10.05; provided, however, that the Parent shall be entitled to any net refunds of any such Taxes (including interest thereon);

                  (v) arise out of or result from any Indemnifiable Environmental Matter to the extent that the Acquiror has given notice to the Parent of any claim for indemnification pursuant to Section 12.04(a) prior to the fifth anniversary of the Closing Date; provided, however, that the Indemnifying Parties shall not be obligated to indemnify any Indemnified Party for that portion of any Losses described in clause (a), (c) or
                           (e) of the definition of "Indemnifiable Environmental Matters" that are incurred by an Indemnified Party as a result of its own negligence; or

                  (vi) arise out of the failure to obtain any Third Person Consent that continues at the Closing Date to be required under any Agreement identified on Schedule 5.02(c) to the Parent's Disclosure Letter.

                  Notwithstanding the foregoing, the Indemnifying Party shall be liable to the Indemnified Party under this Section 12.02 only if and to the extent that the amount of Losses incurred by the Indemnified Party exceeds U.S. $15,000,000 (fifteen million dollars) in the aggregate (the "Deductible Amount"); provided, however, that:

                           (A) no Loss subject to indemnification pursuant to clause (a), (c) or (e) of the definition of Indemnifiable Environmental Matters, no Loss subject to indemnification for breach of Section 5.11 pursuant to Section 12.02(a)(i), and no Loss subject to indemnification as an Excluded Liability shall be subject to nor counted toward the Deductible Amount;

                           (B) no Loss or aggregation of similar Losses based on the same or substantially similar facts and circumstances shall be subject to indemnification pursuant to clause (i) of subsection (a) of Section 12.02 unless it involves more than (1) U.S. $500,000 (five hundred


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                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                    thousand dollars), in the case of any such Loss or Losses based on facts and circumstances of which officers of the Parent listed on Schedule 12.02(a)(B) to the Parent's Disclosure Letter had no actual knowledge on the date of this Agreement or
                                    (2) U.S. $100,000 (one hundred thousand
                                    dollars) in the case of any such Loss or Losses based on facts and circumstances of which officers of the Parent listed on
                                    Schedule 12.02(a)(B) to the Parent's
                                    Disclosure Letter had actual knowledge on the date of this Agreement;

                           (C) the amount of such Losses that are subject to indemnification hereunder shall not exceed U.S.$950,000,000; and

                           (D) the Losses incurred by an Indemnified Party shall, for purposes of determining the maximum amount or threshold level thereof in accordance with this sentence and otherwise with respect to the obligations of the Indemnifying Parties hereunder, be offset by
                                    (i) the proceeds of any insurance received directly or indirectly by the Indemnified Party with respect thereto and (ii) the amount of any income tax benefit actually realized by the Indemnified Party with respect thereto.

                  For purposes of clause (i) of this subsection (a), the representations and warranties of the Parent contained in this Agreement shall, except for each instance in which a representation and warranty regarding the completeness or accuracy of a list or Schedule to the Parent's Disclosure Letter is qualified as to materiality, be deemed to have been made without any qualification as to materiality and, accordingly, all references in such representations and warranties to "Material", "Materially," "Material Adverse Effect" and similar terms and phrases (including references to dollar thresholds therein) shall be deemed to be deleted therefrom.

         (b) Notwithstanding anything to the contrary in this Agreement, the liability of the Parent as an Indemnifying Party under this Agreement shall also be limited as follows:

                  (i) The amount payable by the Parent in respect of any Losses incurred by an entity partially owned, directly or indirectly, by an Indemnified Party shall be determined by multiplying the total amount that would otherwise be payable in respect of such Losses by a percentage equal to the percentage of the Equity Securities of such entity transferred to the Acquiror, directly or indirectly, pursuant to this Agreement.

                  (ii) The Parent shall not be liable for any Losses resulting from a breach of any of the representations and warranties set forth in Articles III, IV or V of this Agreement to the extent that:


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                           (A)      the liability for such breach occurs or is
                                    increased as a result of the adoption or imposition of any Law, Regulation or Order not in force at the date of this Agreement or as a result of any increase in rates of taxation after the date of this Agreement; or

                           (B) the Losses would not have arisen but for a change in accounting policy or practice of the Acquiror or any member of the Company Groups after the Closing Date (other than changes required for any such accounting policy or practice to comply with U.S. GAAP as in effect on the Closing Date).

                  (iii) The Parent shall be liable for any Loss resulting from a breach of any of the representations and warranties set forth in Section 5.08 only if and to the extent that such Loss is not offset by a deferred Tax asset that would properly be reflected in the Closing Financial Statements. Notwithstanding the foregoing, if the amount of such Loss exceeds $20.0 million, the amount of such Loss shall only be offset by the present value of any such deferred Tax asset, which present value shall be determined (A) using a discount rate equal to DEGI's average cost of capital at the date of the Loss and (B) on the assumption that the corresponding Tax benefit is utilized as soon as possible and at the maximum rate of Tax under applicable Laws, without regard to any limitations arising from any Tax attributes of the taxpayer.

                  (iv) The Parent shall not be liable for any Loss incurred by the Acquiror, the Buyers or any member of either Company Group that arises out of or results from the implementation of the steps of the Reorganization referred to in the last sentence of Section 10.05 or from any action taken at the direction of the Acquiror or any individual that the Acquiror had identified in written notice to the Parent.

         (c) Notwithstanding anything herein to the contrary, to the extent that the Acquiror waives satisfaction of one or more conditions set forth in subsection (a) or (b) of Section 11.03, which conditions were not satisfied due to one or more events, conditions or circumstances that occurred after the date of this Agreement and that were specifically disclosed in writing to the Acquiror prior to the Closing Date, the Parent shall not have any liability hereunder for such matter or matters to the extent so disclosed.

         (d) The procedures set forth in Section 12.04 shall govern the disposition of claims for indemnification brought pursuant to this Section 12.02 except that any claim for indemnification regarding an Indemnifiable Environmental Matter shall, in addition, be subject the provisions of Section 12.05. In the event of a conflict between the provisions of Section 12.04 and Section 12.05, the provisions of the latter shall govern.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

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         Section 12.03. General Indemnification by the Acquiror.

         (a) If the transactions contemplated hereby to occur at the Closings are effected and subject to the provisions of subsection (b) of Section 12.01, the Acquiror hereby agrees (in such capacity, an "Indemnifying Party"), from and after the Closing Date, to indemnify and hold harmless the Parent and the Seller, their Affiliates, directors, officers and employees (in such capacity, an "Indemnified Party") against any Losses that such Indemnified Party shall actually incur, to the extent that such Losses (or Proceedings):

                  (i) arise out of or result from the untruth or breach of any representation or warranty made in Article VI for the benefit of the Parent; or

                  (ii) arise out of or result from the nonperformance in accordance with its terms of any covenant or agreement made herein for the benefit of the Indemnified Party by the Indemnifying Party; or

                  (iii) arise out of or result from any acts or omissions to act after the Closing Date by any Buyer or any member of either Company Group hereunder; or

                  (iv) arise out of or result from the nonpayment or nonperformance of any of the Assumed Obligations; or

                  (v) arise out of or result from the implementation of the steps of the Reorganization referred to in the last sentence of Section 10.05 or from any actions taken at the direction of the Acquiror or any individual that the Acquiror has identified in written notice to the Parent; or

                  (vi) arise out of or result from any matter set forth in clause (i) through (vii), inclusive, of subsection
                           (d) of Section 12.05 arising after the Closing Date.

                  Notwithstanding the foregoing, the Indemnifying Party shall be liable to the Indemnified Party under this Section 12.03 only in the event and to the extent that the amount of Losses incurred by the Indemnified Party exceeds the Deductible Amount; provided, however, that:

                           (A) no Loss subject to indemnification pursuant to clause (iii) or (iv) of this Section shall be subject to or counted toward the Deductible Amount;

                           (B) the amount of such Losses that are subject to indemnification hereunder shall not exceed $950,000,000 (nine hundred fifty million dollars); and


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                           (C)      the Losses incurred by an Indemnified Party
                                    shall, for purposes of determining the
                                    maximum amount or threshold level thereof in accordance with this sentence and otherwise with respect to the obligations of the Indemnifying Parties hereunder, be offset by
                                    (i) the proceeds of any insurance received directly or indirectly by the Indemnified Party with respect thereto and (ii) the amount of any income tax benefit actually realized by the Indemnified Party with respect thereto.

                  For purposes of clause (i) of this subsection (a), the representations and warranties of the Acquiror contained in this Agreement shall, except for each instance in which a representation and warranty regarding the completeness or accuracy of a list or Schedule to the Acquiror's Disclosure Letter is qualified as to materiality, be deemed to have been made without any qualification as to materiality and, accordingly, all references in such representations and warranties to "Material", "Materially," "Material Adverse Effect" and similar terms and phrases (including references to dollar thresholds therein) shall be deemed to be deleted therefrom.

         (b) Notwithstanding anything to the contrary in this Agreement, the Acquiror shall not be liable for any Losses resulting from a breach of any of the representations and warranties set forth in Article VI of this Agreement to the extent that the liability for such breach occurs or is increased as a result of the adoption or imposition of any Law, Regulation or Order not in force at the date of this Agreement or as a result of any increase in rates of taxation after the date of this Agreement.

         (c) Notwithstanding anything herein to the contrary, to the extent that the Parent waives satisfaction of one or more conditions set forth in subsection (a) or (b) of Section 11.02, which conditions were not satisfied due to one or more events, conditions or circumstances that occurred after the date of this Agreement and that were specifically disclosed in writing to the Parent prior to the Closing Date, the Acquiror shall not have any liability hereunder for such matter or matters to the extent so disclosed.

         (d) The procedures set forth in Section 12.04 shall govern the disposition of claims for indemnification brought pursuant to this Section 12.03.

         Section 12.04. Procedures.

         (a) Promptly after (i) discovery by an Indemnified Party hereunder of a Loss or (ii) receipt by the Indemnified Party of notice of the commencement of any Proceeding, in each case, against which it believes it is indemnified under this Article, the Indemnified Party shall, if a claim in respect thereto is to be made against the Indemnifying Party under this Article, notify the Indemnifying Party in writing of the discovery or commencement thereof (the "Indemnification Notice"); provided,


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                  however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Party to the extent that the Indemnifying
                  Party is not prejudiced by such omission; and provided, further, that with respect to any Loss or Proceeding in existence on the Closing Date with respect to an Excluded Liability or with respect to any Indemnifiable Environmental Matter to which reference is made in clause (a), (c) or (e) of the definitions of that term, the Acquiror shall be deemed to have given notice thereof to the Parent pursuant to this subsection (a) and the Parent shall be deemed to have responded to such notice in accordance with clause (ii) of subsection (b) of this Section, all effective as of the Closing Date.

         (b) The Indemnifying Party shall, within thirty (30) days after receipt of an Indemnification Notice, either (i) in writing acknowledge liability, as between the Indemnifying Party and the Indemnified Party, for such Loss or the amount in controversy in such Proceeding and pay the Indemnified Party the amount of such Loss or the amount in controversy in such Proceeding in cash in immediately available funds (or establish by agreement with the Indemnified Party an alternative payment arrangement), (ii) in writing acknowledge liability, as between the Indemnifying Party and the Indemnified Party, for such Loss or the amount in controversy in such Proceeding but disavow the validity of the Loss or Proceeding or the amount thereof and, in the case of a Proceeding to the extent that it shall so desire in accordance with subsection (d) of this Section, assume the legal defense thereof or (iii) in writing object (or reserve the right to object until additional information is obtained) to the claim for indemnification or the amount thereof and set forth the grounds therefor in reasonable detail. If the Indemnifying Party does not respond to the Indemnified Party as provided in this subsection within such thirty (30) day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such indemnification claim in accordance with clause (i) of this subsection and the Indemnified Party may exercise any and all of its rights under applicable Law to collect such amount.

         (c) An Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding in respect of which indemnification or contribution is sought hereunder. If the Indemnifying Party has responded to the Indemnified Party pursuant to clause (i) of subsection (b) of this Section, the Indemnified Party may settle or compromise or consent to the entry of any judgment with respect to the Proceeding that was the subject of notice to the Indemnifying Party pursuant to subsection (b) of this Section without the consent of the Indemnifying Party (but no such settlement, compromise or consent shall increase the indemnification obligation of the Indemnifying Party to which it has consented pursuant to clause (i) of subsection (b) of this Section). Except as otherwise provided in the immediately preceding sentence and in subsection (d) of this Section, an Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably


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                  withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding, but, if such Proceeding is settled or compromised or if there is entered any judgment with respect to any such Proceeding, in either case with the consent of the Indemnifying Party, or if there be a final judgment for the plaintiff in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless any Indemnified Party from and against any Loss by reason of such settlement, compromise or judgment in accordance with the other provisions of this Article XII.

         (d) If a Proceeding shall be brought against an Indemnified Party and it shall notify the Indemnifying Party thereof in accordance with subsection (a) of this Section, the Indemnifying Party shall, if it shall have responded to such notice in accordance with clause (ii) of subsection (b) of this Section, be entitled to assume the legal defense thereof at the expense of the Indemnifying Party with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or (ii) the Indemnifying Party shall have failed to assume the defense of such action or (iii) the named parties to any such Proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there is one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party. In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Indemnified Party. Except as aforesaid, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or such action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section for any attorney's fees or other expenses (except reasonable costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party does not assume the defense of a Proceeding as to which it has acknowledged liability, as between itself and the Indemnified Party, pursuant to clause (ii) of subsection (b) of this Section, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and expenses and reasonable out-of-pocket expenses incurred in the defense thereof and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party.

         (e) In the case of a Loss as to which the Indemnifying Party shall have responded pursuant to clause (iii) of subsection (b) above, the parties shall attempt in good faith to resolve their differences for a period of sixty (60) days following receipt by the Indemnified Party of the response of the Indemnifying Party pursuant to subsection


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                     AGREEMENT AND PLAN OF RECAPITALIZATION

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                  (b) above and, if the parties are unable to resolve their
                  differences within such period, the Indemnified Party may submit the matter to arbitration in accordance with the provisions of Section 14.10.

         Section 12.05. Special Environmental Indemnification Provisions.

         (a) The Parent shall have the sole and exclusive right to control the defense, response, proceedings, settlement and resolution of any Indemnifiable Environmental Matters, including any investigations, removals, remediations, response actions, enforcement actions or administrative proceedings; provided that the Parent shall not agree to any response, settlement or resolution that unreasonably interferes with any operations of the Business. The Acquiror shall cooperate in all reasonable ways with the Parent in the defense, contest, settlement of or prosecution of any Indemnifiable Environmental Matters.

         (b) With respect to any Indemnifiable Environmental Matters that require corrective actions, the Parent's indemnification obligations under clause (v) of subsection (a) of Section
                  12.02 shall be applicable to any investigation, removal, remediation or other response action ("Environmental Activities") only if and to the extent the conditions giving rise to such matter require reporting to a Governmental Authority and require corrective action under applicable Environmental Laws or, if such conditions were known to a Governmental Authority having jurisdiction over the matter, the Governmental Authority would be entitled to bring an enforcement action to require the Environmental Activities, but then only to the extent necessary to bring the appropriate member of a Company Group into compliance with the requirements of applicable Environmental Laws in effect as of the Closing Date. (The Acquiror shall be responsible for any additional Environmental Activities which may be required by Environmental Laws enacted or adopted after the Closing Date.) The Parent, in its sole discretion, shall determine the applicable cleanup standard for Covered Known Hazardous Materials Contamination and Unknown Hazardous Materials Contamination that are Indemnifiable Environmental Matters, in consultation with the Agency. Neither the Acquiror, any Buyer nor any member of a Company Group may use the properties of any member of any Company Group for any residential, health care, childcare or school purposes. The Acquiror acknowledges and agrees that any title transfer documents relating to the Real Property delivered to the Acquiror may contain restrictions on the use of the Real Properties. The Acquiror further agrees and binds itself to execute and file any and all documents restricting the use of the properties of the members of the Company Groups as may be required in connection with the Environmental Activities. Notwithstanding anything in this Section 12.05 to the contrary, no cleanup standards, use restrictions or institutional controls shall be required that unreasonably interfere with any operations of the Business. The Acquiror shall not encourage or invite any Agency to require any Environmental Activities or enforcement action; provided, however, that the Acquiror may cause the Buyers and the members of the Company


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                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                       72
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                  Groups to comply with all applicable Environmental Laws in the use, ownership or occupation of the Real Property or the operations of the Businesses.

         (c) The Acquiror acknowledges that, prior to the Closing Date, the Parent may have initiated Environmental Activities as a result of the Parent's obligation to applicable Agencies, and that such Environmental Activities may continue after the Closing Date. The Acquiror further acknowledges that any Environmental Activities conducted after the Closing Date in accordance with this Section 12.05 or continued from Environmental Activities prior to the Closing Date may involve the filing of land use and deed restrictions, institutional and engineering controls, groundwater use restrictions, soil management requirements, access and easement rights, and restrictive covenants (including a prohibition against installation of water wells on the properties of the members of the Company Groups). The Acquiror shall at all times cooperate with the Parent in obtaining and maintaining any necessary documents, permits or conditions, and the Acquiror shall not take any action in contravention of such land use or deed restrictions or other requirements. The Acquiror further acknowledges that the Parent's environmental obligations hereunder may include sampling and excavating soil, the sampling, operation and maintenance of groundwater monitoring and recovery wells, associated piping, groundwater pumping and treatment equipment and other facilities or equipment. The Acquiror shall, without further compensation, costs or fees to the Parent, grant and provide, after reasonable advance notice, all necessary access to the Parent, the Parent's employees, agents, contractors, subcontractors, representatives and Agency representatives to enter onto the properties of the members of the Company Groups after the Closing Date to undertake any Environmental Activities. The Parent's rights of access to use the properties of the members of the Company Groups are non-exclusive and shall endure as long as is necessary to complete the Environmental Activities. The Parent shall, to the extent practicable and consistent with sound investigation and remediation practices, undertake the Environmental Activities in a manner that will not unreasonably interfere with the use of the properties of the members of either of the Company Groups and shall indemnify and hold harmless the Acquiror against any Losses arising out of such rights of access except for any such Losses that arise out of or result from the negligence of the Acquiror or any Persons acting on its behalf. The Acquiror shall cause the Buyers and the members of the Company Groups to take all necessary precautions to avoid any damage to or loss of any equipment or facilities placed on the properties of the members of the Company Groups by the Parent as part of the Environmental Activities, and shall pay for all damages to or loss of such equipment or facilities resulting from any negligent acts or omissions of the Buyers or members of the Company Groups, or their ownership, use or occupancy of their properties.

         (d) The Parent's indemnity obligations with respect to Indemnifiable Environmental Matters under clause (v) of subsection (a) of Section 12.02 shall not apply to any Losses:
                  (i) caused by the Acquiror's inspection of the properties of the members of the Company Groups; (ii) arising from the use or occupancy of the properties of the


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                     AGREEMENT AND PLAN OF RECAPITALIZATION

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


                  members of the Company Groups by the Acquiror or any of its Affiliates prior to the Closing Date; (iii) with respect to any Indemnified Environmental Matter known to Acquiror, arising from, caused by, or exacerbated by the use, occupancy or ownership of the Real Property or the operation of the Businesses or omissions of the Acquiror after the first anniversary of Acquiror gaining such knowledge, (iv) arising after the expiration of any applicable indemnity period, (v) based on Hazardous Materials Contamination, Environmental Compliance Matters or other conditions that did not exist as of the Closing Date; (vi) that constitute Known Hazardous Materials Contamination that is not Covered Known Hazardous Materials Contamination; (vii) incurred in connection with the management, removal or abatement of asbestos-containing material from any structure or equipment during any demolition or renovation of any facility or structure after the Closing Date; or (viii) arising from the migration of Hazardous Materials or Hazardous Materials Contamination onto the Real Property of any members of any of the Company Groups from an offsite source. The Parent, may at its own cost and option, participate in the defense of any such claim.

         (e) Except as set forth in this Article XII, the Acquiror unconditionally releases the Parent from any and all Losses arising out of or resulting from any Hazardous Materials or Hazardous Materials Contamination, Environmental Compliance Matters or related environmental conditions (including Known Hazardous Materials Contamination, Unknown Hazardous Materials Contamination Known Environmental Compliance Matters, Unknown Environmental Compliance Matters and Indemnifiable Environmental Matters, regardless of how or when discovered). Provided that the Parent is in material compliance with its obligations under this Article XII, the Acquiror hereby covenants and agrees that neither the Acquiror nor any Affiliate under its control will file suit or name the Parent or any of its Affiliates in any lawsuit arising from any of the foregoing. The Acquiror understands and expressly agrees that releases set forth in this Section:

                  (i) shall constitute releases of liability under all applicable Environmental Laws, including the United States Comprehensive Environmental Response, Compensation and Liability Act, as currently in effect, the United States Resource Conservation Recovery Act, as currently in effect, and any similar or equivalent laws in the jurisdiction of any Governmental Authority in which any properties of any member of a Company Group are located;

                  (ii)     shall constitute an assumption of future liabilities;

                  (iii) are made with the knowledge of the prior commercial or industrial use of the properties of the members of the Company Groups and the possible presence of Hazardous Materials on such properties; and

                  (iv) are supported by separate consideration, the receipt and sufficiency of which are expressly acknowledged and confessed by the Acquiror.


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                     AGREEMENT AND PLAN OF RECAPITALIZATION

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         Section 12.06. Punitive Damages. Neither party to this Agreement nor any of its Affiliates or Representatives shall be liable to any other party hereto or any of its Affiliates or Representatives for claims for punitive, special, exemplary or incidental damages, regardless of whether a claim is based on contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar Law or any other legal or equitable principle. No party shall be entitled to rescission of this Agreement as a result of breach of any other party's representations, warranties, covenants or agreements, or for any other matter.

         Section 12.07. Failure of Acquiror to Close. The Parent and the Acquiror have agreed that if the Acquiror shall fail to consummate the transactions contemplated hereby for any reason under its control that does not confer upon the Acquiror a right to terminate this Agreement under Section 13.01, the Acquiror shall pay to the Parent, on or before the fifth (5th) Business Day following the date on which the Acquiror failed to consummate such transactions in violation of the terms of this Agreement or, if such date is not determinable, the Termination Date, an amount in cash in U.S. Dollars equal to $20 million less professional fees and expenses incurred on behalf of the Acquiror prior to, on or after the date hereof by wire transfer of immediately available funds to the wire transfer address of Parent provided in written instructions to the Acquiror. Such amount shall be deemed to be liquidated damages and, in that regard, it is expressly stipulated by the parties that the actual amount of any damages resulting from the Acquiror's failure to complete the transactions contemplated by this Agreement would be difficult if not impossible to determine accurately because of the unique nature of this Agreement, the unique nature of the Securities, the uncertainties of the relevant markets in which the Businesses operate and differences of opinion with respect to such matters, and that the liquidated damages provided for herein are a reasonable estimate by the parties of such damages.

         Section 12.08. No Right of Contribution. After the Closing Date, no member of either Company Group shall be obligated to indemnify either the Acquiror, any Buyer, the Parent or the Seller on account of the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of the Parent or the Seller; and neither Parent nor the Seller shall have any right of contribution against any member of either Company Group for any such breach or nonfulfillment.

         Section 12.09. Specific Performance. The Parent hereby agrees that irreparable damage would occur to the Acquiror if the Parent failed to consummate the transactions contemplated hereby in accordance with the terms of this Agreement, and, accordingly, the Parent and the Acquiror agree that the Acquiror shall be entitled to enforce specifically the performance of the transactions contemplated hereby in the United States federal court for the Southern District of New York or in any other court having jurisdiction without posting bond or other security, this being in addition to any other remedy to which it is entitled at law or in equity.

         Section 12.10. Sole Remedy. From and after the Closing Date, the provisions of this Article XII shall, except as provided in subsection 2.09(g), be the sole and exclusive remedy of each party hereto for (i) any breach of the other party's representations or warranties contained in this


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Agreement or (ii) any breach of the other party's covenants or agreements contained in this Agreement (other than any covenant or agreement to be performed after the Closing Date).

                                  ARTICLE XIII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 13.01. Termination. This Agreement may be terminated at any time prior to the Closing Date:

         (a)      by mutual written consent of the Parent and the Acquiror;

         (b) by the Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Acquiror set forth in this Agreement or if any representation or warranty of the Acquiror shall have become untrue, in either case, such that the conditions set forth in subsection (a) or (b) of Section
                  11.02 would not be satisfied (a "Terminating Acquiror Breach"); provided, however, that, if such Terminating Acquiror Breach is curable by the Acquiror through the exercise of its reasonable efforts and for so long as the Acquiror continues to exercise such reasonable efforts, the Parent may not terminate this Agreement under this subsection
                  (b) until September 30, 2001;

         (c) by the Acquiror, upon a breach of any representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement or if any representation or warranty of the Parent shall have become untrue, in either case, such that the conditions set forth in subsection (a) or (b) of
                  Section 11.03 would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by the Parent through the exercise of its reasonable efforts and for so long as the Parent continues to exercise such reasonable efforts, the Acquiror may not terminate this Agreement under this subsection (c) until September 30, 2001;

         (d) by either the Parent or the Acquiror, if the Closing Date contemplated hereby shall not have occurred on or before June 30, 2001 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this subsection (d) shall not be available to either Party whose failure to fulfill any obligation under this Agreement has been, directly or indirectly, the cause of, or resulted in, the failure of the Closing Date to occur on or before such date; provided, further, that, if on the Termination Date the conditions to the First Closing set forth in subsection (b) or (c) of
                  Section 11.01 shall not have been fulfilled but all other conditions to the First Closing have been fulfilled or are capable of being fulfilled, then the Termination Date shall be extended to September 30, 2001.


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                     AGREEMENT AND PLAN OF RECAPITALIZATION

         The right of any party hereto to terminate this Agreement pursuant to this Section 13.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their Representatives, whether prior to or after the execution of this Agreement.

         Section 13.02. Effect of Termination. If terminated pursuant to Section 13.01, this Agreement shall, except for Sections 9.01, 10.05, 10.07(a), 12.06,
12.07 and 12.09 of this Agreement, forthwith become void and (i) there shall be no liability on the part of the Parent, the Seller, the Acquiror or any of their respective officers or directors to any other party and (ii) all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve the Parent, the Seller or the Acquiror from liability for any misrepresentation of any representation and warranty or breach of any covenant or agreement under this Agreement occurring prior to the date of such termination.

         Section 13.03. Amendment. This Agreement may not be amended except by an instrument in writing authorized by the Parent, the Seller and the Acquiror and signed by the Parent, the Seller and the Acquiror.

         Section 13.04. Waiver. Either the Parent or the Acquiror hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         Section 14.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

         If to the Parent, to:

                  Halliburton Company
                  4100 Clinton Drive
                  Houston, Texas 77020
                  Attention: Gary V. Morris
                           Executive Vice President
                           and Chief Financial Officer
                  Telephone: 713/676-4189
                  Telecopier: 713/676-7799


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                     AGREEMENT AND PLAN OF RECAPITALIZATION

         Copy to:
                  Lester L. Coleman
                  Executive Vice President
                  and General Counsel
                  Halliburton Company
                  3600 Lincoln Plaza
                  500 North Akard
                  Dallas, Texas 75201-3391
                  Telephone: 214/978-2634
                  Telecopier: 214/978-2658

         If to the Acquiror, to:

                  c/o First Reserve Corporation
                  411 West Putnam Avenue
                  Greenwich, CT 06830
                  Attention: William Macaulay
                  Telephone: (203) 625-2500
                  Telecopier: (203) 661-6729

                  Copy to:

                  Tom Denison
                  First Reserve Corporation
                  1801 California Street, #4110
                  Denver, CO 80202
                  Telephone: (303) 382-1271
                  Telecopier: (303) 382-1275


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                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  and to:

                  Odyssey Investment Partners, LLC
                  280 Park Avenue
                  West Tower, 38th Floor
                  New York, NY 10017
                  Attention: Paul Barnett
                  Telephone: (212) 351-7900
                  Telecopier: (212) 351-7925

         Copy to:

                  Latham & Watkins
                  885 Third Avenue
                  New York, NY  10022
                  Attention:  Robert Kennedy
                  Telephone:  (212) 906-1200
                  Telecopier:  (212) 751-4864

or to such other address or telecopier number as the Parent or the Acquiror may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed to be delivered on the fifth Business Day following deposit in the U.S. mail.

         Section 14.02. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 14.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 14.04. Entire Agreement. This Agreement (together with the Ancillary Agreements, the Annexes and Appendices hereto, the Parent's Disclosure Letter and the Acquiror's Disclosure Letter) constitutes the entire agreement of the parties, and supersedes all prior agreements, deliveries, disclosures and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.


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                     AGREEMENT AND PLAN OF RECAPITALIZATION

         Section 14.05. Assignment. Without the prior written consent of the other party hereto, the rights and obligations of a party hereto under this Agreement may not be assigned except by operation of Law; provided, however, that the Acquiror may (i) assign its rights and obligations hereunder without the consent of any other party hereto to any wholly owned Subsidiary of the Acquiror, in which event the Acquiror shall remain liable for all of its obligations under this Agreement, and the assignee shall, together with the Acquiror, be jointly and severally liable for such obligations and (ii) assign as collateral its rights and obligations hereunder without the consent of any other party hereto to the Lenders referred to in the Commitment Letters or a collateral agent acting on their behalf.

         Section 14.06. Successors; Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 14.07. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as set forth in Section 12.10, all rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

         Section 14.08. Disclosure Letters. Each of the Parent's Disclosure Letter and the Acquiror's Disclosure Letter have been arranged in paragraphs or schedules corresponding to the relevant Sections of this Agreement. Any matter disclosed by the Parent in the Parent's Disclosure Letter or by the Acquiror in the Acquiror's Disclosure Letter pursuant to any Section of this Agreement shall be deemed to have been disclosed by such party for purposes of each other Section of this Agreement to which such disclosure would reasonably relate.

         Section 14.09. Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Any judicial proceeding brought against any of the parties hereto with respect to this Agreement shall be brought in the United States District Court for the Southern District of New York sitting in New York County and any appellate court of that District Court irrespective of where such party may be located at the time of such proceeding, and by execution and delivery of this Agreement, each of the parties hereto hereby consents to the exclusive jurisdiction of such court and waives any defense or opposition to such jurisdiction.

         Section 14.10. Arbitration. Any dispute referenced in subsection (b) of
Section 2.09 or in subsection (e) of Section 12.04 shall be resolved by binding arbitration under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

Act, 9 U.S.C. Sections 1 -14. The parties hereto agree that, pursuant to Section 9 of the Federal Arbitration Act, a judgment of a United States District Court of competent jurisdiction shall be entered upon the award made pursuant to the arbitration. Three arbitrators, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected in accordance with the following sentence within ten (10) days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The selection shall be made as follows: one by the Parent, one by the Acquiror and one by the two so selected, provided, however, that only the third arbitrator shall be required to be neutral. The arbitrators shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrators shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrators shall have the power to enter any award of monetary or injunctive relief (including the power to issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by either of the parties and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by either of the parties), including the power to render an award as provided in Rule 43 of the AAA Rules; provided, however, that the arbitrators shall not have the power to award punitive or consequential damages under any circumstances (whether styled as punitive, exemplary, or treble damages, or any penalty or punitive type of damages) regardless of whether such damages may be available under applicable Law, the parties hereby waiving their rights, if any, to recover any such damages, whether in arbitration or litigation. Unless differently awarded by the arbitration tribunal, the fees and expenses of the arbitrators shall be paid 50% by the Acquiror and 50% by the Parent. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. The arbitration shall be held in New York, New York.

         Section 14.11. Confidentiality Agreements. The Parent agrees that, until the second anniversary of the Closing Date, it will not terminate, or waive any provision of, any confidentiality agreement relating to information regarding any of the Businesses entered into at any time during the period of two years immediately preceding the date of this Agreement.

         Section 14.12. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                               PARENT

                               HALLIBURTON COMPANY

                               By:    /s/ DAVID A. REAMER
                                      ----------------------------------------
                               Name:      David A. Reamer
                                      ----------------------------------------
                               Title:     Senior Vice President of Halliburton
                                      ----------------------------------------

                               ACQUIROR

                               DEG ACQUISITIONS, LLC

                               By:    /s/ THOMAS R. DENISON
                                      ----------------------------------------
                               Name:      Thomas R. Denison
                                      ----------------------------------------
                               Title:     Manager
                                      ----------------------------------------


                               By:    /s/ PAUL D. BARNETT
                                      ----------------------------------------
                               Name:      Paul D. Barnett
                                      ----------------------------------------
                               Title:     Manager
                                      ----------------------------------------


                               SELLER

                               DRESSER B.V.

                               By:    /s/ DAVID A. REAMER
                                      ----------------------------------------
                               Name:      David A. Reamer
                                      ----------------------------------------
                               Title:     Attorney-in-fact
                                      ----------------------------------------


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                     AGREEMENT AND PLAN OF RECAPITALIZATION